                                                        Exhibit 2.2



                                   AGREEMENT

                                 by and between

                        Chester Plaza Shops, Inc., Owner

                                      and

                  Ramco-Gershenson Properties, L.P., Recipient

                        Chester Springs Shopping Center
                              Chester, New Jersey

                               Table of Contents



Paragraph           Caption                                                                         Page
- ---------           -------                                                                         ----
1.                  Contribution; Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                    ----------------------

2.                  Contribution Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                    ------------------

3.                  Existing Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                    ------------------

4.                  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                    -------

5.                  Condition of Title and Related Matters  . . . . . . . . . . . . . . . . . . .   11
                    --------------------------------------

6.                  Possession; Agreements and Leases   . . . . . . . . . . . . . . . . . . . . .   14
                    ---------------------------------

7.                  Adjustments to Contribution Price   . . . . . . . . . . . . . . . . . . . . .   19
                    ---------------------------------

8.                  Conditions to Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                    ---------------------

9.                  Representations and Warranties of Owner   . . . . . . . . . . . . . . . . . .   30
                    ---------------------------------------

10.                 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                    -------

11.                 Fire or Other Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                    ----------------------

12.                 Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                    ------------

13.                 Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                    -------

14.                 Entire Agreement; Successors and Assigns.   . . . . . . . . . . . . . . . . .   55
                    ----------------------------------------

15.                 Captions or Headings; Cross-References  . . . . . . . . . . . . . . . . . . .   56
                    --------------------------------------

16.                 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                    ----------

17.                 Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                    --------------

18.                 Maintenance of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                    ----------------------

19.                 Survival of Representations and Warranties  . . . . . . . . . . . . . . . . .   57
                    ------------------------------------------

20.                 Indemnification and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   57
                    ----------------------------

21.                 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                    ------------

22.                 Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                    ---------

 Exhibits
  "A"               Legal Description of Premises
  "B"               Permitted Encumbrances
  "C"               Intentionally Omitted
  "D"               Tenant Allowances and Tenant Improvements
  "E"               Rent Roll and Schedule of Leases
  "F"               Leasing Brokerage Commissions Payable After Closing
  "G"               Service Agreements Noting Those Not Subject to 30 Day
                    Termination
  "H"               Intentionally Omitted
  "I"               Pending or Threatened Litigation
  "J"               Insurance Policies
  "K"               List of Environmental Reports
  "L"               List of Engineering Reports
  "M"               Form of Tenant Estoppel Certificate


Schedules

   1                Personal Property
   2                Intentionally Omitted
   6                Repairs or Improvements to be Completed by Owner
   8                Intentionally Omitted
   8 (a)            Intentionally Omitted
(h) (2)             Violation Notices
(h) (3)             Insurance Notices for Repairs
(k) (1)             Real Estate Tax Appeals
(l) (4)             Security Deposit Claims
(l) (5)             Notices from Tenants; Release of Guarantor
(m) (1)             Rights of First Refusal and Options to Purchase
(n) (4)             Non-qualified Income

                                   AGREEMENT


                 This Agreement is made as of the ____ day of April, 1995, by and between CHESTER PLAZA SHOPS, INC., a Delaware corporation (hereinafter called "Owner") and RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership (hereinafter called "Recipient").

                                  INTRODUCTION
                 A. Owner is the owner of a fee estate in the property or properties known as Chester Springs Shopping Center located in Chester, New Jersey and more particularly described on Exhibit "A" (the "Premises").

                 B. It is intended that pursuant to this Agreement Recipient will acquire from Owner the fee simple estate in such Premises.

                 NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, hereby agree as follows:

                 I.       Contribution; Premises.

                          (a)     Owner agrees to contribute to Recipient and
Recipient agrees to accept from Owner, upon the terms and conditions hereinafter set forth, the Premises.

                          (b)     The Premises consist of:

                               (i)         all those certain lots or pieces of
ground, described by metes and bounds on Exhibit "A" and the buildings and improvements located thereon (the "Premises"); the Premises also include (A) all easements, rights-of-way or use, privileges, licenses, appurtenances, interests and other rights of Owner appurtenant to or benefitting the Premises, including, without limitation, the lessee's interest under any ground leases; (B) all right, title and interest of Owner in and to any land lying in the bed of any streets, roads, or avenues, opened or unopened, existing or proposed, vacated or hereafter to be vacated, public or private in front of, behind or adjoining the Premises and also as they extend beyond the Premises for ingress and egress to or from the Premises or any part thereof and for the installation, replacement, maintenance and use of utility facilities; (C) all right, title and interest of Owner in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street, road, highway, avenue or alley, or otherwise and Owner agrees to assign to Recipient at Closing all of such Owner's rights in any such award; (D) all of Owner's rights to connect with and to utilize, for service to the Premises or any part thereof, any private or public utility facilities as may now or hereafter be within or without the boundaries of the Premises; (E) Owner's interest in the Leases (hereafter defined); (F) all licenses, permits, certificates of occupancy and governmental approvals with respect to the Premises to the extent assignable (Owner agrees that if any such permits or approvals are not assignable and are necessary to the use and operation of the

Premises, Owner shall apply for and obtain, at Owner's expense, such permit or approval in the name of Recipient); (G) all trade names used in connection with the Premises, to the extent assignable; (H) all plans and specifications for improvements to the Premises in the possession of Owner or any Affiliate (as defined in subparagraph 9(a) below) of Owner; (I) all of Owner's rights, title and interest in and to all contracts (including, without limitation, any electrical supply contracts and the right to resell electricity as may be provided therein), warranties and guarantees, if any, with regard to the foregoing and the Personal Property (as hereinafter defined); (J) any and all manuals, files, logs, records, correspondence, purchaser prospect list, tenant lists, tenant prospect lists and other mailing lists, current sales brochures and material, current leasing brochures and materials, current advertising materials and other items in the possession of Owner or any Affiliate of Owner, including, without limitation, soil, environmental inspections, studies and reports, current market studies, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises; and (K) all of Owner's rights to insurance proceeds by reason of a loss insured under any Owner's insurance policy; as well as all and singular the mineral rights, waters, water courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever belonging to the Premises and owned by Owner or in any way appertaining and the reversions and remainders, rents, issues and profits thereof; and

                              (ii)         the fixtures, furnishings, equipment
and other items of personal property owned by Owner and located on and used in connection with the operation of the Premises, including, without limitation, the property described in Schedule 1 hereto (the "Personal Property").

                II.       Contribution Price.

                          (a)     The consideration (sometimes referred to
herein as the "Contribution Price") to be given by Recipient to Owner shall be limited partnership interests in Recipient (the "Operating Partnership Interests"), which shall be exchangeable for common shares of beneficial interest ("Shares") of Ramco-Gershenson Properties Trust, a Maryland business trust (the "REIT"), subject to the restrictions and on the basis to be established in the limited partnership agreement of Recipient. The Operating Partnership Interests will be divided into units ("OP Units") in the manner determined by the general partner of Recipient.

                          (b)     Simultaneously with the contribution of the
Premises contemplated hereby, Recipient will be engaging in a number of other transactions pursuant to the terms and conditions of a certain Master Combination Agreement, of even date herewith, by and among Recipient, the REIT and others (the "Master Agreement"). The number of Operating Partnership Interests to be issued to Owner shall be determined in accordance with the provisions of the Master Agreement.

                          (c)     Owner acknowledges and confirms that (i)
neither the Operating Partnership Interests nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws; and (ii) neither the Operating Partnership Interests nor the Shares may be sold or otherwise transferred by Owner except in accordance
with law.   Owner by execution of this Agreement hereby acknowledges,
represents and warrants that the Operating Partnership Interests being acquired hereunder are being acquired for Owner's account (or for the account of the partners of Owner) and not for the account of any other person or persons, for investment and not with a view to the disposition thereof in violation of the Securities Act.

               III.       Existing Mortgages.      There are no mortgages
encumbering the Premises other than certain mortgages held by the REIT which are noted on Exhibit "B" and shall be satisfied at Closing (the "Existing Mortgages").

                IV.       Closing.

                          (a)     Closing shall occur at the time and on the
date ("Closing Date") specified by Recipient, but in no event later than December 31, 1995.

                          (b)     Closing is the event during which, among
other things, Recipient shall deliver the Contribution Price to Owner, Owner shall sign and deliver the limited partnership agreement of Recipient as a limited partner, Owner shall deliver to Recipient the deed (a covenant deed, special warranty deed or such comparable form of deed as may be the customary means of conveyance with a warranty for the grantor's acts in the jurisdiction in which the Premises is located), bills of sale and other documents to be delivered hereunder and the parties will sign and deliver such other documents or instruments as may be required pursuant to this Agreement.

                          (c)     Intentionally omitted.

                          (d)     At Closing, Owner shall deliver to Recipient
the deed, subject only to the Permitted Encumbrances (as such term is defined in Paragraph 5(a) below).

                          (e)     At Closing, Owner shall execute and deliver
to Recipient a Bill of Sale transferring title to the Personal Property to Recipient, free and clear of all liens, claims and encumbrances, except the Permitted Encumbrances and including a general warranty of title by Owner, but excluding all other warranties, of any nature or kind, except to the extent specifically set forth in this Agreement.

                          (f)     At Closing, Owner shall execute and deliver
to Recipient two counterparts of an assignment of (i) all of its rights and interest under all contracts relating to the Premises to which Owner is a party with respect to the construction, maintenance, security, operation, management, supplies, equipment, rental collection, advertising or other services (collectively, and together with any substitute contract entered into pursuant to Paragraph 6(b) below, the "Service Agreements"), to the extent assignable (Owner agrees that if any such Service Agreement is not assignable and is necessary to the use and operation of the Premises, Owner shall cause a new Service Agreement to be entered into with Recipient on substantially similar terms), together with the original or duplicate original of each such Service Agreement, (ii) intangible property of Owner (other than accounts receivable or other items of income which, under the terms of this Agreement, are to remain the property of Owner after Closing), (iii) warranties and guarantees still in effect and (iv) other assets to be transferred and assigned hereunder. The assignment shall contain an assumption by Recipient of the obligations arising under the Service Agreements after Closing. The assignment shall contain a reciprocal indemnity with Owner indemnifying Recipient for liabilities arising prior to Closing and Recipient indemnifying Owner for liabilities arising after Closing (except for liabilities arising after Closing for which Owner has agreed to indemnify Recipient hereunder). At the Closing, Recipient shall execute the counterparts of such assignment and each party shall retain a copy.

                          (g)     At Closing, Owner shall execute, acknowledge
and deliver to Recipient two counterparts of an assignment by Owner of Owner's interest in all existing Leases and guarantees thereof then in effect, which shall contain an assumption by Recipient of the obligations arising under the Leases after the

Closing. The assignment shall contain a reciprocal indemnity with Owner indemnifying Recipient for liabilities arising prior to Closing and Recipient indemnifying Owner for liabilities arising after Closing (except for liabilities arising after Closing for which Owner has agreed to indemnify Recipient hereunder). At Closing, Recipient shall execute the counterparts of such assignment and each party shall retain one copy.

                          (h)     At Closing, Owner shall deliver the
originals, if available, of all Leases and amendments thereto and guarantees thereof and all ground leases directly to Recipient.

                          (i)     At Closing, Owner shall execute and deliver a
notice (suitable for reproduction) to tenants advising of the transfer of the Premises to Recipient and advising the tenants to pay all future rentals to Recipient.

                          (j)     At Closing, Owner shall deliver to Recipient
all tenant deposits, including security deposits and other deposits, together with interest thereon if required by law, contract or otherwise with respect to the Premises (or credit said deposits to Recipient as part of the Paragraph 7 adjustments).

                          (k)     At Closing, Owner shall cause to be furnished
and delivered to Recipient, the marked-up title commitment constituting the irrevocable contractual obligation of the Title Insurance Company (as such term is defined in subparagraph 5(a) below) to issue its title policy in accordance with Paragraph 5(a)(i) below (the "Title Policy").

                          (l)     At Closing, Owner shall deliver directly to
Recipient copies of building plans and specifications for the Premises, if available.

                          (m)     At Closing, Owner shall deliver possession of
the Premises to Recipient, subject only to the rights of tenants under their respective Leases and the Permitted Encumbrances.

                          (n)     At Closing, Owner shall deliver directly to
Recipient the following, to the extent in the possession of Owner or any Affiliate of Owner: copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Premises, together with copies of all certificates issued by any local board of fire underwriters (or other body exercising similar functions). Owner shall also deliver at Closing the original or copies of each bill, together with proof of payment thereof (if any of the same have been paid), for current real estate and personal property taxes.

                          (o)     At Closing, Owner shall deliver to Recipient
a Non-Foreign Transferor Certificate, certifying that Owner is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

                          (p)     At Closing, Owner shall execute and deliver
to Recipient a disclosure of any material variations, as of the Closing Date, from the representations and warranties set forth in this Agreement.

                          (q)     At the Closing and on the Closing Date, Owner
shall execute and deliver to Recipient an assignment, in recordable form, whereby any ground lease or leasehold estate created by such ground lease is assigned by Owner to Recipient, subject only to the Permitted Encumbrances. Owner will also obtain and deliver to Recipient an estoppel letter in form and substance reasonably satisfactory to Recipient and any consents necessary to effectuate such assignment.

                          (r)     At or after Closing, Owner shall execute and
deliver to Recipient or other entity designated by Recipient, such other documents or instruments as in the reasonable opinion of counsel for Recipient may be necessary to effectuate the transactions described in this Agreement and to transfer title to the Premises of Owner as contemplated by this Agreement, provided that such documents or instruments do not increase the liability of Owner.

                          (s)     At the Closing, Owner and Recipient shall
prepare and execute a closing statement to evidence the disbursements and receipts made and received in connection with the Closing.

                          (t)     Intentionally omitted.

                          (u)     At the Closing and on the Closing Date,
Recipient shall do or perform the following:

                                  (1)      Execute and deliver to Owner signed
counterparts of the limited partnership agreement of Recipient evidencing the Contribution Price; and

                                  (2)      Deliver to Owner executed
counterparts of the assignments contemplated in subparagraphs 4(f) and 4(g) above.

                          (v)     This transaction shall be closed by means of
a so called New York Style Closing, with the concurrent delivery of the documents of title, transfer of Premises and delivery of the Title Policy. Owner shall provide, if required by the Title Insurance Company, an undertaking (the "Gap Undertaking") to the Title Insurance Company necessary to effectuate the New York Style Closing, in form and content reasonably acceptable to those providing the Gap Undertaking and limited to matters arising from acts of Owner.

                 V.       Condition of Title and Related Matters.

                          (a)     Title.

                                       (i)   At Closing, title to the Premises
shall be such as will be insured, solely in Recipient's name as good and marketable by Commonwealth Land Title Insurance Company (the "Title Insurance Company") at regular rates pursuant to the standard stipulations and conditions of the 1970 Form B ALTA Policy of Owner's Title Insurance as revised in 1984 and as the same may be modified by such endorsements, affirmative coverage and other matters which have been requested by Recipient prior to the date hereof (and such other endorsements and affirmative coverages as may hereafter be reasonably required by Recipient), free and clear of all liens and encumbrances, except for the Permitted Encumbrances. The term "Permitted Encumbrances" as to each Premises shall mean those title matters set forth as to such Premises on Exhibit "B" attached. At Closing, title to the Personal Property associated with each Premises shall only be subject to the Permitted Encumbrances as to such Premises except for the Personal Property described on Schedule 1 which is denoted as being leased or financed. Owner shall deliver to the Title Insurance Company such commercially reasonable instruments as the Title Insurance Company requires to issue endorsements and other coverages, in such form as Recipient reasonably requires. The premiums and other costs of title insurance shall be borne by Recipient and paid at Closing.

                                      (ii)  Intentionally omitted.

                                     (iii)   If title to the Premises is not,
at Closing, insurable as set forth in Paragraph 5(a), Recipient may elect, as its sole right and remedy, to terminate this Agreement as to the Premises and the contribution thereof by Owner, whereupon this Agreement and the other five
(5) agreements of even date herewith by and between Recipient and certain Affiliates of Owner, each of which is a wholly-owned subsidiary of the REIT (the "Related RPS Agreements") shall become null and void and neither Recipient nor Owner shall have any further rights or obligations under this Agreement and Recipient and such Affiliates of Owner shall have no further rights or obligations under the Related RPS Agreements. Notwithstanding the foregoing, Owner shall be obligated to cure encumbrances which are not Permitted Encumbrances if such encumbrances evidence an obligation which is a fixed and ascertainable amount. Owner shall have the right to cure any title defects until the date prior to the Closing Date.

                          (b)     Survey.  At Closing, Owner will deliver to
Recipient an as-built survey (the "Survey") of the Premises, prepared by a registered land surveyor or engineer, licensed in the jurisdiction in which the Premises is located. The Survey shall be certified to Recipient, Owner, the Trust, the REIT, Title Insurance Company, and any lender of Recipient holding or to hold a mortgage on the Premises in form acceptable to Recipient and shall be dated no earlier than a date acceptable to Recipient.

                          (c)     UCC Searches.  Owner shall deliver to
Recipient prior to Closing current searches of all Uniform Commercial Code financing statements filed with the Secretary of State and/or county clerk against Owner or the Premises, together with bankruptcy, tax lien and judgment searches and searches for pending litigation in all appropriate jurisdictions. It is a condition of Closing that such searches reveal that other than the Permitted Encumbrances there are no bankruptcies, actions, claims or liens against Owner or affecting or encumbering or which might affect or encumber the Premises or any interest in the Premises which will continue after Closing.

                          (d)     REA Estoppels.  Owner shall deliver the
estoppel letters received by Owner from those parties under reciprocal easement agreements, if any, for which Recipient has requested that Owner request estoppel letters. Owner agrees to use reasonable and diligent efforts to obtain such estoppel letters.

                VI. Possession; Agreements and Leases; Operations Prior to Closing.

                          (a)     At Closing, Owner will transfer to Recipient
possession of the Premises and the Personal Property subject to the leases for the Premises described in Exhibit "E" (other than those leases which expire or are terminated or modified as contemplated by the provisions of this subparagraph set forth below) and any new leases entered into after the date hereof (collectively, the "Leases") and will assign to Recipient (or to Recipient's designee) the landlord's interest in each Lease and any guarantees with regard to each Lease; and the Leases will not be subject to the rights of brokers to be paid leasing brokerage commissions, finders or referral fees or similar commissions payable after Closing except as set forth on Exhibit "F" of this Agreement. Owner covenants that Owner shall not enter into new Leases or modify or terminate any Lease (except by reason of a default by the tenant thereunder) except as hereafter provided. Owner and Recipient agree that, as to proposed new Leases to be entered into, Owner will submit its completed standard lease request form prior to negotiating the Lease, and Recipient shall have three (3) business days after receipt of such form in which to object to or propose modifications to such proposed Lease. Recipient's failure to respond to the notice shall be deemed an acceptance of the terms of such Lease. Owner agrees to obtain Recipient's approval of any subsequent modifications to such economic terms, provided that Owner shall have the right to make customary modifications to its standard lease form so long as such modifications do not affect the following terms (collectively the "Economic Terms"): (i) the term, (ii) square footage, (iii) tenant improvement or tenant allowance amounts, (iv) rent, (v) percentage rent or (vi) the obligation to pay a proportionate share of taxes or common area maintenance (except to the extent that Owner customarily caps such charges or allows certain other modifications to the scope of inclusions in common area maintenance clauses). Owner shall have the right to modify the terms of an existing Lease provided that Owner first gives to Recipient prior written notice of any proposed modifications to the Economic Terms of the existing Lease. Recipient shall have three (3) business days after receipt of such notice to object or propose modifications to the proposed terms. Recipient's failure to object to such proposed modification within such three (3) business day period shall be deemed an acceptance of the terms of such modification to the existing Lease. The termination of any of the Leases prior to Closing as permitted herein shall not excuse Recipient from its obligation to complete Closing and to pay the full Contribution Price, except as set forth in Paragraph 8 below.

                          (b)     Except as set forth on Exhibit "G", there are
no existing Service Agreements except those which are terminable without cause or penalty upon not more than thirty (30) days' notice. Except as set forth in Paragraph 8 below, the termination of any of the Service Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Recipient from its obligation to complete Closing and to pay the full Contribution Price, provided that if the service in question is necessary or appropriate to the proper operation of the Premises, Owner will obtain a substitute contract on commercially reasonable terms prior to Closing.

                          (c)     Owner agrees to use reasonable and diligent
efforts to cause each tenant under a Lease to deliver to Recipient at or prior to Closing a written statement ("Tenant Estoppel Certificate") substantially in the form of Exhibit "M" attached to this Agreement. Tenants occupying an entire separate building or in excess of 7,500 rentable square feet are referred to as "Major Tenants." If Owner obtains Tenant Estoppel Certificates from the Major Tenants of the Premises and, subject to the terms of subparagraph 8(a) below, is unable to obtain all of the other Tenant Estoppel Certificates, after using reasonable and diligent efforts to obtain them, then Owner shall deliver at Closing a certificate representing to Recipient (to Owner's knowledge as to actual or potential tenant defaults) the facts that are to be covered by the Tenant Estoppel Certificates which have not been obtained. Notwithstanding the foregoing sentence, Owner's certification shall terminate with respect to any tenant at such time that Owner delivers an estoppel certificate from such tenant which such certificate shall expressly state that Recipient is relying on such certificate in releasing Owner from Owner's certification and provided further that the estoppel provided by the tenant is consistent with the certification provided by Owner. Owner's representations shall be deemed for all purposes hereunder to have been made under Paragraph 9 hereof.

                          (d)     Operations Prior to Closing.  Between the
date of the execution of this Agreement and Closing:

                                  (i)        Owner shall, at its expense, make
all repairs and replacements, structural and non-structural, which are required with respect to any portion of the Premises to maintain it in its present condition. Owner shall also complete, at its expense to the extent that the expenses may not be passed through to tenants, any repairs or capital improvements which Owner commences prior to Closing, including the repairs or improvements set forth on Schedule 6 attached hereto. Owner shall cure, prior to the Closing Date or, at Recipient's sole option, as soon after the Closing Date as is reasonably practical, any violation of Applicable Laws (as defined in Paragraph 9(h) below) which existed prior to the Closing Date unless the cost to cure the same shall exceed $250,000 as determined by a contractor acceptable to Recipient. If the cost to cure exceeds such amount, Owner shall have the right to terminate this Agreement. Upon any such termination by Owner, this Agreement and the Related RPS Agreements shall become null and void, neither Recipient nor Owner shall have any further rights or obligations under this Agreement and Recipient and the Affiliates of Owner shall have no further rights or obligations under the Related RPS Agreements.

                                  (ii)       Owner shall operate and manage the
Property in the same manner as it has been operated and managed prior to the date of this Agreement and in accordance with Applicable Laws. Owner shall submit to Recipient monthly reports of rental collections, occupancy and vacancies.
                                 (iii)       Owner shall perform any and all
acts, and shall make any and all payments, necessary to cause the representations and warranties of Owner in this Agreement to be true and correct as of the date made or as of the Closing Date if then required to be true and correct.

                                  (iv)       Owner shall comply with all of the
obligations of Owner under the Leases, the Service Agreements and all other agreements and contractual arrangements by which Owner and/or the Premises are bound or affected. Owner shall maintain Owner's insurance policy in full force and effect and shall pay all required premiums and other charges.

                                  (v)        Recipient, its attorneys,
accountants, architects, engineers and other representatives shall be afforded access to the Premises and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Premises; and there shall be furnished to Recipient all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Premises in the possession of Owner and/or Owner's management agent.

                                  (vi)       Promptly after receipt thereof by
Owner, Owner shall deliver to Recipient the following:

                                        (A)  a copy of any notice of default
given or received under any of the Leases or the Service Agreements or any notices of termination given for any Lease;

                                        (B)  a copy of any tax bill, notice or
statement of value, or notice of change in a tax rate affecting or relating to the Premises;

                                        (C)  a copy of any notice of an actual
or alleged violation of Applicable Laws; and

                                        (D)  a copy of any notice of any
condemnation proceedings with respect to the Premises.

               VII.       Adjustments to Contribution Price.

                          (a)     (i)      Taxes, Rents, etc.  Real estate
taxes (on the basis of the due dates of the tax bills for the period for which such taxes are assessed) on the Premises, personal property taxes on the Personal Property, minimum water and sewer rentals, rents, including without limitation expense pass throughs, percentage rents, income from and expenses for electricity and other sums paid by tenants, licensees and concessionaires and collected by Owner prior to Closing under the Leases, payments due under the Service Agreements which are to be assigned to Recipient, prepaid license fees and other charges for licenses and permits for the Premises which will remain in effect for Recipient's benefit after Closing, rental under any ground lease, municipal rubbish removal charges, lease rejection awards made in any bankruptcy proceedings of a tenant, and prepaid insurance premiums for insurance which will remain in effect for Recipient's benefit after Closing, if any, shall be apportioned pro rata between Owner and Recipient on a per diem basis as of midnight on the day before the Closing Date, so that Owner shall bear all expenses with respect to the Premises and benefit from all items of income with respect to the Premises through the day before the Closing Date. To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the Closing Date, they shall be adjusted as promptly after the Closing Date as the amounts thereof are ascertained.

                              (ii)         All rents and other sums collected
by Recipient after the Closing Date, up to the respective amounts currently due Recipient from time to time, will be retained by Recipient and applied on account of the rents and other sums due to Recipient. At Closing, Owner shall identify all tenants which are in arrears in the payment of rent or other sums due under the Leases on the Closing Date. If any tenant shall pay to Recipient after the Closing Date a sum in excess of all rents and other sums which have accrued to Recipient, and which excess sum is on account of arrearages which became due prior to Closing, Recipient will remit to Owner such excess net of a proportionate share of the cost of collection based on the relative amounts recovered by each of Owner and Recipient, to be applied on account of the arrearages due to Owner. Owner shall not bring any suit or other proceeding, on behalf of Owner, against any tenant currently in occupancy under the Leases after the Closing Date on account of rental delinquencies. Recipient assumes no obligation to collect or enforce the payment of any such moneys which may be owing to Owner. If Recipient employs an agent to collect rent under the Leases after Closing, such agent shall have the right to deduct and retain from Owner's share of any rent or other payments received by Recipient after the Closing Date a pro rata share of the compensation payable to such agent by Recipient, based on the relative amounts recovered by each party.

                            (iii)          Any refunds received by Recipient
under any of the Service Agreements on account of payments which are applicable to periods prior to the Closing Date shall be apportioned by Recipient when received and the portion thereof attributable to periods prior to the Closing Date shall be paid by Recipient to Owner.

                              (iv)         All amounts collected from tenants
pursuant to provisions in the Leases (or in any reciprocal easement agreements) on account of real estate taxes shall be transferred to Recipient on the Closing Date. Owner shall be responsible for the collection of all such amounts up to the Closing Date and Recipient shall be responsible for the collection of all such amounts from and after the Closing Date. At Closing, the difference between the aggregate amount collectable by Owner under the Leases and reciprocal easement agreements on account of real estate taxes for the tax period in which the prorated taxes are due, and the amount of real estate taxes for the Premises for the tax period in which the Closing Date occurs, shall be credited through a cash adjustment to Owner or Recipient, as applicable.

                                  (v)      Common area maintenance expenses
which by the terms of the Leases (or any reciprocal easement agreements) are recoverable in whole or in part from tenants of the Premises (or parties to reciprocal easement agreements) shall be calculated on the basis of the actual expenses incurred by the parties as of the Closing Date. Owner shall be responsible for the collection of all such amounts up to the Closing Date and Recipient shall be responsible for the collection of all such amounts from and after the Closing Date. Owner and Recipient recognize that the common area maintenance expense contributions made by tenants or parties to reciprocal easement agreements during the month in which Closing occurs will be applied by Owner for the common area maintenance expenses incurred for the Premises during the month which precedes the month in which

Closing occurs (the "Pre-Closing Month"). Notwithstanding such application, items of common area maintenance expense and income shall be prorated as of the Closing Date, except that the parties shall defer the cash adjustment to be made to Recipient which arises from Owner's application of the common area maintenance expense contributions made during the month in which Closing occurs to the expenses incurred during the Pre-Closing Month until the year-end common area maintenance reconciliation is made under the Leases. If Owner shall have failed to have paid common area maintenance expenses incurred for any period prior to the Pre-Closing Month, or if Owner shall have collected payments for such expenses for periods beyond Closing, then there shall be a credit to Recipient in the form of a cash adjustment for the amount of such expense or excess.

                              (vi)         If the apportionment of any
percentage rents, "escalation" payments relating to operating expenses, merchant's association dues or fees for promotion, income and expenses for electricity or other payments received by Recipient after the Closing Date from a tenant under any of the Leases on account of periods prior to the Closing Date or on account of sums which are attributable to expenses incurred by the landlord for periods of time prior to the Closing Date, cannot be precisely determined at the Closing Date, Owner and Recipient shall reasonably estimate the apportionment of such sums pro rata between Recipient and Owner on a per diem basis as of the Closing Date. A post-closing adjustment shall be made, if necessary, between Recipient and Owner for such apportioned items when the amounts thereof can be ascertained.

                             (vii)         The apportionment of "percentage
rent", and the amounts due by Recipient to Owner, respectively, under each of the Leases for "percentage rent", shall be made or paid with respect to the lease year (as defined in such Lease) in which the Closing Date falls and the post-Closing adjustment shall be made at the time that the accounting for the tenant's percentage rent obligation for the lease year is determined under the Lease. The amount to be apportioned shall be the total of the amounts collected by both Recipient and Owner as percentage rent for such percentage rent lease year. Owner's portion thereof shall be an amount which bears the same ratio to the total percentage rent for the applicable percentage rent lease year as the number of days up to but excluding the Closing Date in such percentage rent lease year shall bear to the full number of days in such percentage rent lease year; and Recipient shall be entitled to retain the remaining portion.

                            (viii)         If the Premises is not separately
assessed for real estate tax purposes as of the Closing Date, the real estate tax assessment attributable to the Premises shall be deemed to be that portion of the total assessment of the buildings on the larger parcel with which the Premises is assessed, which bears the same ratio to such total assessment of buildings as the ground floor area of buildings on the Premises bears to the total ground floor area of buildings on the larger parcel; and that portion of the total assessment of the land constituting the larger parcel with which the Real Property is assessed, which bears the same ratio to such total assessment of land as the land area in the Premises bears to the total land area in the larger parcel.

                              (ix)         If bills for real estate taxes on
the Premises have not been issued as of the Closing Date, and if the amount of real estate taxes for the then current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at Closing on the basis of the prior year's real estate taxes and a post-Closing adjustment shall be made when the actual amounts are ascertained.

                               (x)         If, at Closing, the Premises or any
part thereof is affected by an assessment which is payable in installments of which the first installment is then a charge or lien, or has been paid, then all unpaid installments of such assessments shall be prorated between the parties as of the date of Closing as follows: Owner shall be responsible for those installments thereof for years prior to the year in which Closing occurs and Recipient shall be responsible for those installments thereof for years following the year in which Closing occurs; the installment due for the year in which Closing occurs shall be prorated between the parties on a per diem basis.

                              (xi)         Any credit due to Recipient pursuant
to this Paragraph 7(a) shall be paid in cash to Recipient at Closing and not applied as a credit against the Contribution Price, and any credit due to Owner pursuant to this Paragraph 7(a) shall be paid by Recipient in cash to Owner at Closing as an addition to the Contribution Price.

                          (b)     Security Deposits.  The total sum of all
tenant security deposits listed on Exhibit "E", as updated at Closing, together with all interest earned thereon as of the Closing Date which Owner is obligated to pay to tenants, shall be given to Recipient or its designee at Closing and not as a credit against the Contribution Price.

                          (c)     Utility Meter Readings.  At Closing, Owner
shall pay all charges for the water, electric, gas and other utility meters servicing the Premises (other than meters measuring exclusively utility consumption which is to be paid in full by tenants under Leases) apportioned on the basis of the prior month's readings. When the charges for the month during which Closing occurs are ascertained, the parties shall make any necessary post-Closing adjustments. The apportionment of items of expense and income for tenant contributions on account of utilities shall be handled in the same manner as items of expense and income for tenant contributions for common area maintenance are handled as described in subparagraph 7(a)(v) above.

                          (d)     Transfer and Sales Taxes.  Recipient shall
pay at Closing all realty transfer documentary fees, stamps and taxes imposed on the Deed, the conveyance of the Premises or the transaction contemplated by this Agreement. Ordinary charges for recording instruments shall be paid at Closing by Recipient.

Owner and Recipient acknowledge and agree that the Personal Property to be transferred hereunder is not being sold in the normal course of Owner's trade or business, and agree to execute the appropriate exemption certificates for the purpose of obtaining sales tax exemptions with respect to the transfer of the Personal Property. Recipient shall be obligated to pay any sales tax which may be payable in connection with the sale of the Personal Property if such sale is not exempt from taxation.

                          (e)     Tenant Improvement Costs.  Owner shall pay at
or prior to Closing all tenant improvement costs, tenant allowances and other bona fide third party costs and expenses actually incurred for Leases entered into on or before December 31, 1994. Owner agrees to indemnify, defend and hold Recipient harmless from and against any liability associated with such costs. If Closing occurs, Recipient shall pay the unamortized portion (amortized over the period rent is due under the Lease) of all tenant improvement costs, tenant allowances, and other bona fide third-party costs and expenses actually incurred in connection with procuring the tenant for those Leases entered into after December 31, 1994. In the event that, at the time of Closing, Owner has outstanding obligations which are the responsibility of Owner but which are not payable at that time because the work relating thereto has not been completed, Owner shall, at Closing, deposit with the Title Company an amount equal to the reasonable estimate of the amount of such outstanding obligations. Such amount shall be held in escrow by the Title

Company pursuant to escrow instructions mutually acceptable to Owner and Recipient, and shall be released to Owner upon proof reasonably satisfactory to Recipient that such obligations have been paid or that such funds shall be applied to the payment of such outstanding obligations.

              VIII.       Conditions to Closing.

                          (a)     The obligation of Recipient to consummate
Closing hereunder is conditioned upon the following:

                                       (i)   All representations and warranties
of Owner shall be true in all material respects as of the date hereof and as of Closing, except to the extent that changes may occur in the Rent Roll which do not have a material adverse affect on the income from the Premises.

                                      (ii)   Owner shall have performed all of
its covenants and obligations to be performed at or prior to Closing.

                                     (iii)   The Title Policy described in
Paragraph 5(a)(i) shall have been issued and shall be in full force and effect.

                                      (iv)   For any portion of the Premises
that has constituted an "industrial establishment" within the meaning of the Industrial Site Recovery Act, N.J. Stat. Ann. Section 13:1K-6 et seq., as amended ("ISRA"), if any, Owner shall have delivered to Recipient on or before Closing, a Negative Declaration approved by the New Jersey Department of Environmental Protection and Energy ("NJDEPE") pursuant to ISRA. For each portion of the Premises (other than vacant land) that has not constituted an

"industrial establishment" within the meaning of ISRA, Owner shall deliver to Recipient on or before Closing, a determination issued by the NJDEPE that ISRA is not applicable to the transaction contemplated by this Agreement.

                                       (v)   Tenant Estoppel Certificates
acceptable to Recipient shall have been obtained from the Major Tenants and from other tenants which, in the aggregate, occupy seventy percent (70%) or more of the leased and occupied square footage of the portion of the Premises which is not occupied by Major Tenants.

                                      (vi)   Estoppel Certificates acceptable
to Recipient shall have been obtained from lessors under any ground lease to be assigned.

                                     (vii)   Owner shall have delivered the
opinions of Counsel to Recipient in the form and substance acceptable to Recipient.

                                    (viii)   Closing shall occur simultaneously
under each of the Related RPS Agreements.

                          (b)     Recipient may waive any condition to Closing
in whole or in part.

                          (c)     Recipient may, but shall not be obligated to,
terminate this Agreement and all of the obligations hereunder if any of the conditions set forth in Paragraph 8(a) above are not satisfied. In the event that Recipient terminates this Agreement pursuant to the provisions hereof, (i) each of the Related RPS Agreements shall also terminate, and (ii) Owner shall be entitled, without charge, to copies of any studies, surveys and reports relating to the Premises prepared by or for Recipient in connection with this Agreement.

                          (d)     This Agreement and the rights and obligations
of the parties hereunder are expressly subject to the terms and conditions of the Master Agreement.

                IX. Representations and Warranties of Owner. Owner represents and warrants as follows:

                          (a)       Organization; Authority.  Owner is a
corporation duly formed and subsisting under the laws of its jurisdiction of formation and has the requisite power and authority to enter into and perform its obligations under this Agreement. Owner is a wholly-owned subsidiary of the REIT. For the purposes of this Agreement, an "Affiliate" of Owner is defined as any party that is owned one hundred percent (100%) directly or indirectly by the REIT or a party over which the REIT has the power to cause the direction of the management and policies, whether by voting rights, contract or otherwise.

                          (b)       Due Authorization; Binding Agreement.
Except as and to the extent otherwise provided in the Master Agreement, (i) the execution, delivery and performance of this Agreement by Owner has been duly and validly authorized by all necessary action of Owner and (ii) this Agreement has been duly executed and delivered by Owner, or an authorized representative of Owner and constitutes a legal, valid and binding obligation of

Owner, enforceable against Owner in accordance with the terms hereof.

                          (c)     Consents and Approvals.  Except as and to the
extent otherwise provided in the Master Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by Owner prior to or as a condition to the execution, delivery and performance of this Agreement, except as have been made, obtained or given.

                          (d)     No Violation.  Except as and to the extent
otherwise provided in the Master Agreement, none of the execution, delivery or performance of this Agreement by Owner does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of Owner or any material provision of any Significant Agreement (as defined below) or other agreement to which Owner is a party or by which it or its assets or properties are bound, or (B) any terms or provisions of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Owner or (ii) result in the creation of any lien or other encumbrance upon the assets or properties of Owner.

                          (e)     Absence of Undisclosed Liabilities and
Contractual Obligations. Except for immaterial liabilities arising in the ordinary course of business since the date of

Owner's most recent financial statements (true and correct copies of which have been delivered to Recipient) and for those matters specifically and adequately accrued or reserved in such financial statements, to Owner's knowledge, Owner has no liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required under the method of accounting used in the preparation of Owner's financial statements, which would have, individually or in the aggregate, a material adverse effect upon Owner or the Premises. For purposes hereof, "Significant Agreement" means and includes any of the following to which Owner is a party or by which Owner or any of its assets or properties may be bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

                                  (1)      all agreements, instruments and
documents evidencing, securing, or pertaining to the contractual obligations of Owner that involve annual payments or receipts in excess of $20,000;

                                  (2)      all leases where Owner is the lessee
(including capital leases) which are not terminable without penalty on not more than ninety (90) days' notice and that involve annual payments and receipts in excess of $20,000;

                                  (3)      all ground leases where Owner is a
ground lessee;

                                  (4)      all reciprocal easement agreements
affecting the Premises; and

                                  (5)      all agreements representing
obligations for borrowed money in excess of $20,000. There are no Significant Agreements of Owner other than the Leases, agreements which are Permitted Encumbrances and the Service Agreements.

                          (f)     Litigation.  There are no claims, actions,
suits, proceedings or investigations pending, or, to Owner's knowledge, threatened before any court, governmental unit or any arbitrator against Owner or its assets or properties or with respect to the transactions contemplated by this Agreement except (A) the matters, if any, set forth on Exhibit "I", none of which, individually or in the aggregate, would have a material adverse effect on Owner or the Premises or would prohibit or restrain the consummation of the transactions contemplated by this Agreement.

                          (g)     Attachment, Execution, Etc.  No attachments,
execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of Owner, threatened against Owner or any of its assets, nor are any of such proceedings contemplated by Owner.

                          (h)     As to governmental notices, compliance,
violations etc.:

                                  1.       Operation of Premises; Compliance
with Laws. Owner's sole business is the operation and ownership of the Premises. To Owner's knowledge, Owner has complied with all laws applicable to the conduct of the business of Owner and

Owner's use and operation of its Premises and has obtained all licenses, certificates, approvals and permits required for the conduct thereof, except where the failure to do so would not have a material adverse effect on Owner, Recipient or the Premises. To Owner's knowledge, such licenses, certificates, approvals and permits are in full force and effect, Owner has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses, certificates, approvals or permits and Owner has not received any notice of violation from any federal, state or municipal entity or notice of an intention by any such government entity to modify or revoke any certificate, approval, license or permit issued by it to such Owner that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action would not have a material adverse effect on Owner or the Premises.

                                  2.       Except as set forth on Schedule
(h)(2), Owner has not received any written notice with respect to the Premises from any public authority concerning any eminent domain or condemnation proceeding, or any uncorrected violation of any ordinance, public regulation, statute, permit, site plan approval, zoning or subdivision regulation or urban redevelopment plan applicable to the Premises; and, except for the Permitted Encumbrances, neither Owner nor, to the knowledge of Owner, any previous owner of the Premises, has sold, transferred, conveyed, or entered into any agreement regarding transfer of any development rights relating to the Premises which is not of record in the Registry of Deed's Office (or such other office in which the land records are maintained in the county in which the Premises is located).

                                  3.       Except as set forth on Schedule
(h)(3), to Owner's knowledge Owner has complied with all work orders, requirements and demands of each and every insurance company insuring all or any part of the Premises.

                                  4.       To the knowledge of Owner, the
continued maintenance, operation and use of any buildings, structures or other improvements on the Premises for their respective present purposes will not violate any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Premises, including, without limitation, housing, building, safety, health, environmental, fire or zoning ordinances, codes and regulations of the respective jurisdictions within which the Premises are located (together, "Applicable Laws"), or the certificate(s) of occupancy issued for the Premises.

                                  5.       To Owner's knowledge, there are no
material unperformed obligations relative to the Premises outstanding pursuant to any written agreements with any governmental or quasi-governmental body or authority.

                          (i)     As to environmental matters:  Recipient has
received the environmental report(s) described on Exhibit "K" (collectively the "Environmental Report"). Except as disclosed in the Environmental Report, (i) neither Owner nor any partner of Owner has done anything to cause or knowingly permit and, to the knowledge of Owner, no other person or entity has done anything to cause or permit Hazardous Materials (as defined below) to be now, or in the past, located on (except for reasonable amounts used in the ordinary course for the construction, operation or maintenance of the Premises by Owner in accordance with all applicable laws or used by tenants of the Premises in the ordinary course of operation of their business, which use by tenants is, and has been, to the knowledge of Owner, in accordance with all applicable laws), in or under the Premises or released into the environment, or discharged, placed or disposed of at, on or under the Premises; (ii) neither Owner nor any partner of Owner has done anything to cause or knowingly permit and, to the knowledge of Owner, no other person or entity has done anything to cause or permit any underground storage tanks to be located at the Premises now or in the past; (iii) neither Owner nor any partner of Owner has done anything to cause or knowingly permit and, to the knowledge of Owner, no other person or entity has done anything to cause or permit the Premises to be used to store, treat or dispose of Hazardous Materials; and (iv) neither Owner nor any partner of Owner has done anything to cause or knowingly permit and, to the knowledge of Owner, no other person or entity has done anything to cause or permit the Premises and its prior uses to fail to comply with, at all times, any applicable Environmental Laws (as hereafter defined) or any other governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials. To the knowledge of Owner, there currently exist no facts or circumstances that would give rise to a material Environmental Claim (as defined below).

                          The term "Hazardous Materials" shall mean any
substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the state in which the Premises is located, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law;
(ii) petroleum or petroleum products; (iii) polychlorinated biphenyl; (iv) radioactive material; (v) radon gas; (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317); (vii) defined as a "hazardous waste" pursuant to
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials. The term "Environmental Claim" shall mean any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Law or any permit issued under any such Environmental Law including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                          (j)     As to engineering matters:

                                  1.       Recipient has received the
engineering report(s) described on Exhibit "L" (the "Engineering Report"). Except as disclosed in the Engineering Report, to the knowledge of Owner there are no material defects in or damage to the structure (including the roof and walls) of the Premises. To the knowledge of Owner, the systems of the Premises, including any elevators, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems are in operational and working order and such systems do not contain any material hidden defect which was not susceptible of being identified or detected in the course of the due diligence review conducted in connection with the preparation of the Engineering Report.

                                  2.       Owner has no knowledge that the
flood hazard area designation for the Premises as shown on the Survey is incorrect.

                                  3.       All water, sewer, gas, electric,
telephone, and other public utilities and all storm water drainage necessary for the operation of the Premises (1) either enter the Premises through open public streets adjoining the Premises, or, if they pass through adjoining private land, do so in accordance with valid public or private easements or rights of way which will inure to the benefit of Recipient, (2) are installed, connected and operating, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, (3) to Owner's knowledge, are being utilized in compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements, and (4) to Owner's knowledge, have been adequate and, to the knowledge of Owner, will continue to be adequate to service the Premises as improved and presently used. To the knowledge of Owner, no moratorium, proceeding or other fact or condition exists which (A) threatens to impair continued furnishing of such services to the Premises at regular rates and fees, or (B) could result in the discontinuance of such services presently available or necessary. Water and sanitary sewer are public.

                          (k)     As to real estate taxes and assessments:

                                  1.       The copies of the real property tax
bills for the Premises for the current tax year which have been furnished by Owner to Recipient are true and correct and complete copies of all of such tax bills. All real estate taxes due and payable as of the Closing have been paid in full and, except as set forth on Schedule (k)(1), there are no pending or, to the knowledge of Owner, threatened proceedings for the correction or reduction of the assessed valuation of the Premises for the current or prior tax years.

                                  2.       The Premises alone constitute one or
more entire tax parcel(s) for real estate tax purposes, and are not taxed as part of a larger tax parcel.

                                  3.       Owner has received no notice that,
and to the knowledge of Owner, there are no public improvements in the nature of off-site improvement, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed and there are no special or general assessments (other than regular, annual real estate taxes) pending against or presently being considered in formal municipal or quasi-municipal proceedings which will affect the Premises.

                          (l)     As to leases:

                                  1.       Except for the Leases (and any
seasonal sales leases which will be terminated prior to Closing), Owner has not entered into any other contracts for the sale or leasing of the Premises or any portion thereof.

                                  2.       As of the Closing, no persons or
entities, other than Owner and the tenants under the Leases and their permitted subtenants and licensees, shall have any right to the possession, use or occupancy of the Premises or any portion thereof for any reason whatsoever.

                                  3.       Exhibit "E" (the "Rent Roll") is
true and correct in all material respects as of the date noted thereon and discloses all Leases and the basic, and additional rents (which include all pass-throughs of taxes, expenses or other items, and percentage rents, payable by the Tenant to the Lessor, but not including utility charges) due for the dates shown thereon (collectively, "Rents"). The Leases include all tenancies, licenses and, to the knowledge of Owner, all subleases and other rights of occupancy or use for all or any portion of the Premises pursuant to which Owner is landlord or licensor, all as amended, renewed and extended to the date of the Rent Roll, whether oral or written.

                                  4.       Each security deposit given by the
tenant (the "Security Deposit") has been and is held by Owner or its agent in compliance with the respective Lease and, to Owner's knowledge, applicable law. There are no unfulfilled obligations as to Security Deposits to tenants under Leases the terms of which have expired or been terminated and there is no suit, action or other claim made, or, to the knowledge of Owner, pending or threatened with respect to any such Security Deposit, except as set forth on Schedule (l)(4).

                                  5.       The following is true with respect
to each Lease:

                                        (a)     the Lease is valid and
subsisting and in full force and effect in accordance with its terms. No Lease has been modified, in writing or otherwise, except as set forth on Exhibit "E" and Exhibit "E" contains an accurate and complete list of all of the material documents which comprise the Lease or materially affect the rights of the parties to the Lease;

                                        (b)     subject to the provisions of
Paragraph 7(e), all obligations of the lessor thereunder which accrue prior to or on the date of Closing shall have been performed and paid for in full by Owner on or prior to Closing;

                                        (c)     except as set forth in on
Exhibit "E" or in Schedule (l)(5) and except for delinquencies in payment of rent of less than thirty (30) days, to Owner's knowledge there has been no material default or event which, with the giving of notice or the lapse of time, or both, would constitute a default, on the part of the lessor thereunder and, except as set forth in Schedule (l)(5) the tenant has not asserted and, to the knowledge of Owner, has no defense to or offset or claim against its rent or the performance of its other obligations under the Lease;

                                        (d)     except as set forth on Exhibit
"E", no tenant has prepaid any rent for more than one (1) month if the lease term has commenced and two (2) months if the lease term has not yet commenced and no tenant has been charged for nor paid more than its proportionate share of real estate taxes, insurance or common area maintenance as prescribed by such tenant's Lease;

                                        (e)     except as set forth on Schedule
(l)(5), Owner has received no written notice from any tenant or any guarantor of a Lease to a Major Tenant (as defined in Paragraph 6(c) of this Agreement) that such tenant or guarantor is or may become unable or unwilling to pay its rent or other sums due under its Lease, continue to operate for the balance of the term of the Lease, operate in accordance with the exclusives prescribed under the Lease or otherwise perform any of its other material obligations under the Lease;

                                        (f)     Owner has not, and to the
knowledge of Owner, except as set forth on Schedule (l)(5), no other person has, released or discharged any guarantor, voluntarily or involuntarily or by operation of law, from any obligation with respect to the Lease that such guarantor has guaranteed;

                                        (g)     at the time of Closing, no
rents will have been assigned, pledged or encumbered;

                                        (h)     all of the Leases are
assignable by Owner without the consent of any other party and after such assignment all rights and benefits thereunder shall automatically inure to the benefit of Recipient; and

                                        (i)     Owner does not own, directly or
indirectly, (i) five percent (5%) or more of the total combined earnings of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any tenant of the Premises or (ii) an interest of five percent (5%) or more in the assets or net profits of any tenant of the Premises.

                          (m)     As to title:

                                  1.       Owner has not done or suffered or
permitted to be done or committed any act or matter which would render legal and equitable title to the Premises to not be good and marketable, such as will be insured as such by the Title Insurance Company on Owner's Policy form specified in Paragraph 5(a) above, subject only to the Permitted Encumbrances and the Leases, and the Existing Mortgages which shall be satisfied at Closing.

                                  2.       To Owner's knowledge, there has been
no violation by Owner or the Premises of any provision, condition or agreement contained in any restrictive covenant, cross-easement agreement or similar instrument or agreement affecting the Premises or any portion thereof, which would have a material adverse effect on Owner or the Premises.

                                  3.       The Personal Property located on the
Premises, other than that owned by tenants, the management company, utility companies or contractors is owned or leased by Owner, includes all the types and approximate quantities of personal property heretofore owned or leased by Owner and used in the ownership, operation and maintenance of the improvements located on the Premises and, if owned or leased by Owner, as of Closing, is owned or leased by Owner free and clear of any liens or security interests of any kind, except for Permitted Encumbrances, the Existing Mortgages which shall be satisfied at Closing or as otherwise disclosed on Schedule 1.

                                  4.       To the knowledge of Owner, any
curb-cut and street-opening permits or licenses required for vehicular access to and from the Premises to any adjoining street or to any parking spaces utilized in connection with the Premises have been obtained and paid for by Owner, are in full force and effect and shall inure to the benefit of Recipient. To the knowledge of Owner, no fact or condition exists which would result in the termination or material impairment of access to the Premises from adjoining public or private streets or ways.

                                  5.       To the knowledge of Owner, each
Premises is an independent unit which does not now rely on any facilities (other than facilities covered by Permitted Encumbrances [including, without limitation, any reciprocal easement agreements] or facilities of municipalities or public utility and water companies and other than parking areas which the Premises makes legal use of under any reciprocal easement agreements) located on any property not included in such Premises to fulfill any municipal or governmental requirement or for the furnishing to the Premises of any essential building systems or utilities.

                                  6.       Except as set forth on Schedule
(m)(1) and Exhibit "B" hereto, and except as may be contained in Leases of over 4,000 square feet, there are no purchase contracts, options, or any other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than Owner or Recipient will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of all or a portion of the Premises.

                          (n)     As to financial matters:

                                  1.       Owner has paid or will pay prior to
Closing all bills and invoices for labor, goods, materials and services of any kind and taxes due and assessments payable relating to the Premises and utility charges for periods prior to Closing.

                                  2.       Except as otherwise provided in
Paragraph 7(e) above, Owner shall pay in full at or prior to the Closing, all expenses theretofore payable connected with the negotiation, execution and delivery of each Lease executed prior to January 1, 1995, including, without limitation, recording fees required to be paid by the lessor under any Lease.

                                  3.       All alterations, improvements or
other work required to have been completed by Owner under any reciprocal easement agreements, Leases executed prior to January 1, 1995, and other agreements to which it is a party, including, without limitation, all alterations, improvements and other work or allowances therefor required to prepare space for the initial occupancy of each tenant under a lease, has heretofore been completed and/or paid for in full. All unpaid tenant allowances and/or unfinished tenant improvements to be paid for and/or done by the lessor under the Leases are described in Exhibit "D".

                                  4.       Except as set forth on Schedule
(n)(4), there is no income derived from the Premises other than rental income and interest income. The rental income derived from the Premises constitutes "rent from real property" as defined in Section 856(d)(1) of the Code. The interest income derived from the operation of the Premises constitutes "interest" as defined in Section 856(c)(2)(B) of the Code.

                                  5.       Intentionally omitted.

                          (o)     As to insurance:

                                  1.       Exhibit "J" sets forth an accurate
and complete list of the insurance policies relating to the Premises or any part thereof and naming Owner as an insured; all such policies are in full force and effect and all premiums thereunder as of the Closing have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the knowledge of Owner, none is threatened. Owner represents that Owner does not currently self-insure with respect to any portion of the insurance.

                                  2.       Owner has not received any notice
from any insurance company of any defect or inaccuracies in any of the Premises, or any parts thereof, which would adversely affect the insurability of any of the Premises, or would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of such Premises. All of the Premises are fully insured in accordance with prudent and customary practice.

                          (p)     As to Service Agreements:  A current,
complete and correct copy of each Service Agreement which is not terminable without cause on thirty (30) days' notice or for which an affiliate of Owner is the other party thereto has been delivered to Recipient and there are no material construction, management, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) with respect to or affecting all or any portion of the Premises except as delivered to Recipient. Each Service Agreement is valid and binding and as of Closing all amounts due thereunder will have been paid. Neither Owner, nor any of its agents is in default under any Service Agreement or has received any notice from any party to any Service Agreement claiming the existence of any default or breach thereunder which would have a material adverse effect on Owner or the Premises and no event or omission has occurred which, with the giving of notice or the lapse of time of both would constitute such a default. Except as disclosed on Exhibit "G", all Service Agreements are terminable without cause on thirty (30) days' notice or less without payment of any penalty or termination payment.

                          (q)     Other:

                                  1.       Owner has no employees.

                                  2.       No representation or warranty of
Owner contained in this Agreement, in any Exhibit hereto, or in any other instrument to be executed by Owner and delivered to Recipient at the Closing pursuant to this Agreement contains any untrue statement of a material fact. Except for the express representations and warranties set forth in this Agreement, THE PREMISES IS BEING SOLD IN AN "AS IS" AND "WITH ALL FAULTS" CONDITION AS OF THE TIME OF CLOSING and no other statements or representations, express or implied, have been made or are made or are deemed to be made by Owner or by any Affiliate of Owner.

                                  3.       Owner is not a "foreign person"
within the meaning of Section 1445 of the Code.

                                  4.       As used in this Agreement, the term
"to Owner's knowledge" shall mean the actual, unimputed knowledge of Joel M. Pashcow, John J. Johnston, Jr., Esquire and Steven Liechtung.

                 10.      Notices.

                          (a)     All notices, demands, requests or other
communications required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by any party, shall be sent to the parties at the following respective addresses:

                                  if intended for Recipient:

                                  27600 Northwestern Highway
                                  Suite 200
                                  Southfield, Michigan  48034
                                  Attn:  Mr. Dennis Gershenson
                                  Fax Number (810) 350-9925

                                  With a copy to:

                                  Honigman Miller Schwartz and Cohn
                                  2290 First National Building
                                  Detroit, Michigan  48226-3583
                                  Attn:  Richard J. Burstein, Esquire
                                  Fax Number (313) 962-0176

                                  if intended for Owner:

                                  c/o RPS Realty Trust
                                  733 Third Avenue
                                  New York, NY  10017
                                  Attn:  Mr. Herbert Liechtung
                                  Fax Number (212) 972-0423

                                  and

                                  c/o RPS Realty Trust
                                  801 Brickell Avenue
                                  Suite 900
                                  Miami, FL  33131
                                  Attn:  Mr. Herbert Liechtung
                                  Fax Number (305) 789-6672

                                  With copies to:

                                  Wolf, Block, Schorr & Solis-Cohen
                                  Twelfth Floor
                                  Packard Building
                                  S.E. Corner 15th & Chestnut Streets
                                  Philadelphia, Pennsylvania  19102-2678
                                  Attn:  Elizabeth H. Mai, Esquire
                                  Fax Number (215) 977-2346

                                                   and

                                  Kaye, Scholer, Fierman, Hays & Handler
                                  425 Park Avenue
                                  New York, New York  10022-3598
                                  Attn:  Steven L. Lichtenfeld, Esquire
                                  Fax Number (212) 836-7150

Notices may be given on behalf of any party by its legal counsel.

                          (b)     Each such notice, demand, request or other
communication shall be deemed to have been properly served for all purposes if
(i) hand delivered against a written receipt of delivery, (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at the address set forth above in this Paragraph or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed in this Paragraph, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i), (ii) or
(iii) of this subparagraph (b).

                          (c)     Each such notice, demand, request or other
communication shall be deemed to have been received by its addressee upon the earlier of (i) actual receipt or refusal by the addressee or (ii) two (2) business days after deposit thereof at any main or branch United States post office, if sent in accordance with clause (ii) of subparagraph 10(b), and one
(1) business day after delivery to the courier if sent pursuant to clause (iii) of subparagraph 10(b).

                 11.      Fire or Other Casualty.

                          (a)     Owner shall maintain in full force and effect
until the date of Closing the fire and extended coverage insurance policies now in effect on the Premises.

                          (b)     In the event that any building on the
Premises shall have been materially damaged by fire or other casualty (in a manner which adversely affects the operation of the Premises as a whole or which could have an adverse economic consequence to Owner, the Premises or Recipient) and not restored as of Closing, Recipient shall have the right to terminate this Agreement by written notice to Owner unless the conditions described below are satisfied, in which event Recipient agrees that it shall postpone Closing as to the Premises to enable Owner to repair and restore the damage to the building to at least the condition existing prior to the casualty. Recipient agrees that it shall postpone the Closing in the event of a casualty if the following conditions are satisfied as of the Closing Date:
(i) that Owner agrees to promptly commence restoration of the Premises, (ii) that the Premises will be restored to at least the condition existing prior to the casualty and that restoration can be completed within one year from the date of the casualty at a cost not to exceed the insurance proceeds made available for restoration, as determined by a contractor selected by Recipient,
(iii) that no tenant under any of the Leases having a material impact on the Rent Roll has a right to terminate its Lease prior to the end of the one-year period as a result of such casualty,

(iv) Rents or rental insurance continue to be paid under the Leases to enable Owner to satisfy all of its obligations with respect to the Premises until the restoration is complete and (v) Owner and Recipient agree to a mutually satisfactory amendment to this Agreement to address the amount of, and any adjustments to, the Contribution Price and such other matters as may be necessary for the parties to address. In the event of Recipient's termination of this Agreement, neither Recipient nor such Owner shall have any further rights or obligations under this Agreement and this Agreement shall be null and void and the Related RPS Agreements shall also terminate and shall be null and void. If this Agreement is not so terminated and Closing is not postponed, or if such casualty is unknown to Recipient, then the proceeds of the insurance policies attributable to the Premises or the Personal Property paid by the insurer(s) (including the proceeds of any self-insurance) and received by Owner prior to Closing and not used by Owner for the repair of the Premises or the Personal Property (and Recipient hereby authorizes Owner to cause Owner to use the proceeds for such purpose) shall be part of the assets of Owner transferred to Recipient at Closing and, in such event, there shall be no reduction in the Contribution Price by reason of any such unpaid claim.

                          (c)     Owner shall certify to Recipient at Closing
that no damage by fire or other casualty has occurred, or, if such has occurred, shall describe in writing the nature and extent of such damage and whether such damage has been restored.

                 12.      Condemnation.

                          (a)  If any material part or parts of the Premises
shall be taken by the exercise of the power of eminent domain after the date hereof and prior to Closing, this Agreement may be terminated by Recipient by written notice to Owner. For the purposes hereof, a "material part or parts" of the Premises shall mean such a part of the Premises as shall (i) give the right to any tenant to terminate its Lease, or (ii) will materially and adversely affect any required parking for the Premises or any source of ingress to and egress from the Premises for a period which will exceed one month, as determined by Recipient, or (iii) otherwise materially and adversely affects the mechanical, plumbing or other systems of the Premises or (iv) otherwise causes the Premises to be out of compliance with laws applicable to the Premises. In the event of Recipient's termination, neither Recipient nor Owner shall have any further rights or obligations under this Agreement, this Agreement shall be null and void and the Related RPS Agreements shall also terminate and shall be null and void. If this Agreement is not so terminated, then this Agreement shall continue in full force and effect and there shall be no abatement of the Contribution Price. As of Closing, Owner shall transfer to Recipient all of Owner's rights and claims to any awards arising therefrom as well as the amount of any money theretofore received by such Owner on account thereof, net of any expenses incurred by such Owner, including, without limit thereto, reasonable counsel fees, in collecting the award. With respect to any such taking after the date of this Agreement, Owner shall furnish to Recipient a copy of the declaration of taking promptly after receipt thereof.

                          (b)     Owner shall certify to Recipient at Closing
that no such taking has occurred, or, if such has occurred, shall describe in writing the nature and extent of such taking.

                 13. Brokers. Recipient and Owner each represent and warrant to the other that it has dealt with no broker or other intermediary in connection with this transaction or the Premises. Notwithstanding the foregoing, the parties acknowledge that the REIT has engaged at its expense Dean Witter Reynolds Inc. as a financial advisor in connection with the transactions contemplated by the Master Agreement. In the event that any broker or other intermediary claims to have dealt with Owner or with Recipient in connection with this transaction or the Premises, to have introduced the Premises to Recipient for contribution, or to have been the inducing cause of the contribution, Owner and Recipient shall indemnify, defend and save the other harmless from and against any claim for commission or compensation by such broker or other intermediary, as well as all costs and liabilities incurred by the others by reason thereof, if its representation or warranty above is false.

                 14.      Entire Agreement; Successors and Assigns.

                          The entire agreement between Owner and Recipient with
respect to the Premises and the contribution thereof is expressly set forth in this Agreement, the Master Agreement and the related documents referenced therein, and the parties are not bound by any agreement, understandings, provisions, conditions, representations or warranties other than as are expressly set forth in this Agreement, the Master Agreement and the related documents referenced therein. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

                 15. Captions or Headings; Cross-References. The captions or headings of the Paragraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. References in this Agreement to Paragraphs and subparagraphs are references to Paragraphs and subparagraphs of this Agreement, unless expressly stated to the contrary. References in this Agreement to Exhibits and Schedules are, unless expressly stated to the contrary, references to Exhibits and Schedules to this Agreement, each of which is part of this Agreement.

                 16.      Amendments.

                          No change, alteration, amendment, modification or
waiver of any of the terms or provisions of this Agreement shall be valid, unless in writing and signed by the parties to this Agreement.

                 17. Applicable Law. This Agreement shall be governed and construed according to the laws of New Jersey, and venue shall lie in, the appropriate jurisdiction in the State of New Jersey.

                 18. Maintenance of Records. Owner shall transfer to Recipient and Recipient shall maintain all tenant files, tenant correspondence, operating and capital budgets, blueprints, plans and specifications, drawings and studies of the Premises at the Premises or at an office of Recipient, for a period of seven (7) years after Closing. Owner, upon reasonable prior notice to Recipient, shall for a period of seven (7) years after the Closing have access to such records at any reasonable time and from time to time during normal business hours and shall be entitled to copy such records at its expense.

                 19. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive Closing; provided, however, that no claim for a breach of any representation or warranty contained in this Agreement may be maintained by Recipient unless Recipient shall have delivered a written notice ("Notice of Breach") specifying the details (to the extent known at such time) of such claimed breach to Owner between the Closing Date and a date designated by Recipient, which date may be earlier than, but in no event later than, April 30, 1997 (the "Survival Period").

                 20.      Indemnification and Remedies.

                          (a)     After Closing, as Recipient's sole remedy as
a result of or arising out of any inaccuracy in or breach of any representation, warranty or covenant of Owner in this Agreement, any assignment or other agreement transferring assets or property (or interests therein), or in any other agreement with respect to the conveyance, assignment, contribution or other transfer of the Premises (or interests therein), assets, agreements, rights or other interests conveyed, assigned, contributed or otherwise transferred to Recipient (the "Indemnified Matters"), Owner agrees to indemnify and hold harmless Recipient, the REIT, each subsidiary of Recipient or the REIT, and any of their officers, directors, trustees, employees, agents or other affiliates (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all demands, claims, actions or causes of action, assessments, losses, fines, penalties, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of counsel chosen by the Indemnified Parties and costs of litigation and reasonable fees and expenses of accountants chosen by the Indemnified Parties) and charges sustained or incurred by any of the Indemnified Parties; provided that, no claim for indemnity may be maintained hereunder unless an Indemnified Party shall have delivered a written notice identifying such claims to the Indemnitors (as defined below) within the Survival Period.

                          (b)     Recourse for the indemnity obligation of
Owner set forth in subparagraph (a) above shall be limited as set forth in Sections 7.2 and 7.3 of the Master Agreement.

                          (c)     If a claim for indemnification is or may be
asserted under this Paragraph 20, the person or entity against whom or which such claim is or may be asserted shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("Claim") asserted which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding. If a claim is asserted which is subject to possible indemnification under this Paragraph 20, the person against whom such claim is asserted shall give prompt notice thereof to Owner; provided, however, that the failure to so provide prompt notice shall not relieve Owner from the indemnification obligations hereunder, unless and to the extent such failure prejudices Owner's defense with regard to such claim.

                          (d)     Indemnification of the Indemnified Parties
pursuant to this Paragraph 20 shall be the exclusive remedy of the Indemnified Parties for any breach of any representation, obligation, warranty or covenant of Owner under this Agreement or reconfirmation thereof at Closing and the liability of such parties shall be limited as provided in this Paragraph 20.

                          (e)     Owner is relieved of liability hereunder if
and to the extent the Indemnified Parties recover for any loss or damage under any applicable title insurance policy. Each Indemnified Party shall use best efforts to collect for any such loss or damage under any title insurance policy covering such loss or damage.

                          (f)     Notwithstanding anything to the contrary
contained in this Paragraph 20, Owner shall not be liable with respect to any settlement which is made of any claim or any amounts payable under any such settlement without the prior written consent of Owner.

                          (g)     Notwithstanding anything to the contrary in
this Agreement, no officer, director, trustee, agent or employee of Owner or the REIT shall have any personal liability with respect to this Agreement or the transactions contemplated herein.

                          (h)     Prior to Closing, in the event that either
party hereto breaches any representation, warranty or covenant set forth in this Agreement (the "Defaulting Party"), the other party hereto shall have the right to pursue all remedies at law or in equity against the Defaulting Party and/or the Premises; provided, however, that in the event that Recipient is the Defaulting Party as a result of the breach of a warranty set forth herein, Owner shall have no rights or remedies against any individual partner in Recipient who is not a member of the Ramco Group and provided further that in the event that Owner is the Defaulting Party as a result of the breach of a warranty set forth herein, Recipient's remedies shall be limited to pursuing a damage claim against Owner.

                 21. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same Agreement.

                 22. Structure. Notwithstanding the provisions of this Agreement, Owner shall have the right, at its election, to restructure the transactions contemplated herein as a conveyance by means of a merger, stock transfer or other such structure, and this Agreement shall be amended and restated to reflect any such restructuring. In the event of any such restructuring, the consideration for such merger, stock transfer or other conveyance shall be the same OP Units as Owner would have received under this Agreement.

                 IN WITNESS WHEREOF, the parties hereto, intending legally to be bound, have executed this Agreement as of the day and year first above written.

                                           RECIPIENT:

                                        RAMCO-GERSHENSON PROPERTIES, L.P., a
                                        Delaware limited partnership

                                        By:     Ramco REIT, Inc., a Delaware
                                                corporation, general partner

                                                By:  /s/ BRUCE GERSHENSON
                                                     --------------------------

                                                Attest:
                                                       ------------------------
                                                                [Corporate Seal]


                                        CONTRIBUTOR (OWNER):

                                        CHESTER PLAZA SHOPS, INC., a Delaware
                                        corporation

                                        By:  /s/ STANLEY RAPPOPORT
                                            -----------------------------------

                                        Attest:  _______________________________
                                                                [Corporate Seal]

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PREMISES

                              CHESTER PLAZA SHOPS

TRACT I:

         Beginning at a point in the southwesterly side line of Seminary Avenue, said point of beginning being distant 806.50 feet, as measured in southeasterly direction, along said side line, from its point of intersection with the southeasterly side line of Maple Avenue, and running thence

         (1) Still along said side line and along lands of Robert D. and Barbara Martin, and also lands of William F. and Frieda Mangels, south 36 degrees 39 minutes 06 seconds east 401.90 feet to a point 1.85 feet from an old iron pin which lies at the extension of the line herein described; thence

         (2) Along the southeasterly line of the whole tract of which this parcel is a part, south 57 degrees 06 minutes 29 seconds west, 200.24 feet to a point; thence

         (3) Along an easterly line of lands described in Deed Book 2083, Page 147 north 36 degrees 39 minutes 06 seconds west 391.94 feet to a corner therein; thence

         (4) Along another line of lands described in Deed Book 2083, Page 147 north 54 degrees 15 minutes east 200.00 feet to the place of beginning.

         Being known and designated as Lot 13-1 in Block 7 on the Tax Map of the Borough of Chester, Morris County, New Jersey.

TRACT II:

         Beginning at a point which is the intersection of the southeasterly side line of Maple Avenue and the southwesterly side line of Seminary Avenue in the Borough of Chester, and running thence

         (1) Along the southwesterly side line of Seminary Avenue, south 36 degrees 39 minutes 06 seconds east 806.50 feet to a point; thence

         (2) Along the northwesterly line of lands described in Deed Book D-72 Page 545, south 54 degrees 15 minutes west 200.00 feet to a point; thence

         (3) Along the southwesterly line of lands described in Deed Book D-72 Page 545, south 36 degrees 39 minutes 06 seconds east

391.94 feet to a point in the southeasterly line of the whole tract of which this parcel is a part; thence

         (4) Along said land south 57 degrees 06 minutes 29 seconds west 834.78 feet to a point in the northeasterly side line of Route 206; thence

         (5) Along said side line north 25 degrees 20 minutes 50 seconds west
             661.75 feet to a point of curvature therein; thence

         (6) Still along said side line in a northwesterly direction, along a curve curving to the right having a radius of 1870.08 feet, a central angle of 3 degrees 34 minutes 14 seconds and an arc length of 116.54 feet to an iron pipe found for a corner; thence

         (7) Along other lands of William F. and Frieda Mangels, north 49 degrees 29 minutes 40 seconds east 346.26 feet to an iron pin found for a corner; thence

         (8) Still along said lands, north 15 degrees 37 minutes 19 seconds west 349.50 feet to an iron pipe found for a corner in the southeasterly side line of Maple Avenue; thence

         (9) Along said side line north 49 degrees 18 minutes 43 seconds East
             406.80 feet to the place of beginning.

         Being known as Lot 13 in Block 7 as shown on the Tax Map of the Borough of Chester.

         Excepting out the following parcel (From Deed Book 2440, Page 954).

         Beginning at a concrete monument in the northeasterly side line of New Jersey State Highway Route 206 marking the fifth corner of tract of 19.7396 acres conveyed to Chester Springs Associates by Jerry J. Grogan, et al, by deed dated May 24, 1974 and recorded in the Morris County Clerk's Office in Deed Book 2298 of Deeds on Pages 959, etc., and from said point of beginning running; thence

         (1) Along the fifth line of the said Chester Springs Associates tract, being along the northeasterly side line of Route 206, north 25 degrees 20 minutes 50 seconds west 140.37 feet to a point in the boundary line between Chester Township and Chester Borough; thence

         (2) Along the said Chester Township boundary line north 69 degrees 29 minutes 03 seconds east 649.28 feet to a point in the fourth line of the said Chester Springs Associates tract; thence

         (3) Along the fourth line of the said Chester Springs Associates tract south 57 degrees 06 minutes 29 seconds west 652.62 feet to the point and place of beginning.

         Note: The subject premises are designated on the Tax Map of the Township of Chester as Lot 6, Block 25.

         Together with a non-exclusive perpetual easement for purposes of vehicular and pedestrian ingress and egress over and through, and parking at, places designated and used as and for such purposes on the premises contiguous to the above described premises and known as Chester Springs Shopping Center as same is shown on a site plan "Chester Springs Shopping Center" dated June 11, 1974 and as said shopping center may change from time to time.

         Tract I and II being further described as follows:

         Beginning at a point, said point being the intersection of the southwesterly side line of Seminary Avenue with the southeasterly side line of Maple Avenue, and running; thence

         (1) along said southwesterly side line of Seminary Avenue and along said side line and along lands now or formerly of Robert D. and Barbara Martin and also lands of William F. and Frieda Mangels, South 36 degrees 39 minutes 06 seconds East 1208.40 feet to a point; thence

         (2) south 57 degrees 06 minutes 29 seconds West 382.40 feet to a point; said point being on the division line of the Borough and Township of Chester; thence

         (3) south 69 degrees 29 minutes 03 seconds West 649.28 feet to a point in the northeasterly side line of Route 206; thence

         (4) along same northeasterly side line of Route 206 north 25 degrees 20 minutes 50 seconds West, 521.38 feet to a point of curvature; thence

         (5) still along said side line in a northwesterly direction, along a curve curving to the right, having a radius of 1870.08 feet, a central angle of 3 degrees 34 minutes 14 seconds and an arc length of 116.54 feet, to an iron pipe found for a corner; thence

         (6) north 49 degrees 29 minutes 40 seconds East, 346.26 feet to a point; thence

         (7) north 15 degrees 37 minutes 19 seconds West 349.50 feet to a point in the southeasterly side line of Maple Avenue; thence

         (8) along same southeasterly side line of Maple Avenue, north 49 degrees 18 minutes 43 seconds East, 406.80 feet to the point and place of beginning.

         Being in accordance with a survey made by Robert C. Edwards Associates, Inc. by John D. Harris, L.S., dated October 8, 1985.

         Note: Being known and designated as Lots 13 and 13.01 in Block 7 on the Tax Map of the Borough of Chester, Morris County, New Jersey.

TRACT III

         Beginning at a point in the southerly side line of Maple Avenue said point also being the northeasterly corner of Lot 14-1, Block 7, as shown on said Tax Map.

         Thence (1) North 49 degrees 53 minutes east along the said southerly side line of Maple Avenue a distance of 200.0 feet to a point and corner. Said point also being a northwesterly corner of Lot 13, Block 7 as shown on said Tax Map.

         Thence (2) South 15 degrees 52 minutes east along the westerly property line of said Lot 13 a distance of 349.50 feet to a point and corner in the same.

         Thence (3) South 49 degrees 53 minutes west continuing along the said westerly property line of said Lot 13 a distance of 97.36 feet to a point and corner in the same.

         Thence (4) North 15 degrees 51 minutes 00 seconds West along the easterly property line of Lot 14, Block 7 as shown on said Tax Map a distance of 153.26 feet to a point and corner.

         Thence (5) South 76 degrees 33 minutes 00 seconds west along the northerly property line of said Lot 14 a distance of 100.00 feet to a point corner in the same. Said point also being the southeasterly corner of Lot 14-1, Block 7 as shown on said Tax Map.

         Thence (6) North 13 degrees 27 minutes west along the easterly property line of said Lot 14-1 a distance of 150.00 feet to the point and place of beginning.

         Subject to a drainage easement running along the easterly and southerly property line of these premises and being twenty- five (25) feet wide and twenty (20) feet wide respectively. Said easement and rights to same being a portion of an easement granted by Deed dated April 12, 1977 from Somerset Tire Service Incorporated to the Borough of Chester and the center line of said easement being further described as follows:

         Beginning at a point in the southerly side line of Maple Avenue said point lying in the first course as described above and being distant 13.71 feet from the terminus of same, thence leaving said southerly side line of Maple Avenue the following two (2) courses of the said center line of this easement;

         Thence (1) South 15 degrees 52 minutes 00 seconds east running parallel to and 12.50 feet distant therefrom the second course described above, a distance of 338.53 feet to an angle point;

         Thence (2) South 49 degrees 53 minutes 00 seconds west running parallel to and 10.00 feet distant therefrom course number three (3) as described above, a distance of 83.65 feet the terminus of said easement center line in the easterly property line of said Lot 14, Block 7. Said easement extends 12.50 feet on either side of the first course and extends 10.00 feet of either side of the second course of above described easement center line.

         Being further described as follows:

         Beginning at a point in the southerly sideline of Maple Avenue said point also being the northeasterly corner of Lot 14-1, Block 7, as shown on said Tax Map.

         Thence (1) North 50 degrees 02 minutes 04 seconds East along the said southerly side line of Maple Avenue a distance of 199.32 feet to a point and corner. Said point also being northwesterly corner of Lot 13, Block 7 as shown on said Tax Map.

         Thence (2) South 15 degrees 51 minutes 40 seconds East along the westerly property of said Lot 13 a distance of 349.50 feet to a point and corner in the same.

         Thence (3) South 49 degrees 15 minutes 19 seconds West continuing along the said westerly property line of said Lot 13 a distance of 97.36 feet to a point and corner in the same.

         Thence (4) North 15 degrees 52 minutes 00 seconds along the easterly property line of Lot 14, Block 7 as shown on said Tax Map a distance of 154.99 feet to a point and corner.

         Thence (5) South 76 degrees 33 minutes 00 seconds West along the northerly property line of Lot 14 a distance of 100.00 feet to a point corner in the same. Said point also being the southeasterly corner of Lot 14-1, Block 7 as shown on said Tax Map.

         Thence (6) North 13 degrees 27 minutes 00 seconds West along the easterly property line of Lot 14-1 a distance of 150.00 feet to the point and place of beginning.

         This description for Lot 14.02 in Block 7 on Tax Map is prepared in accordance with a survey made by Associated Consultants, Land Surveyors, dated 11/15/85 and revised to 7/17/86.

                                  EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

                              CHESTER PLAZA SHOPS


Commonwealth Land Title Insurance Company
File No. H116769, dated July 10, 1994

         Permitted Encumbrances shall include all items set forth in Schedule B-II of the above-referenced title insurance commitment that were not raised as objections in a certain memorandum from Honigman, Miller, Schwartz and Cohn entitled "Review of RPS Title Work and Surveys" dated February 6, 1995. Permitted Encumbrances shall include resolution of such issues.

File No. H116769  Commitment No. H116769, Schedule B - Section II

                             SCHEDULE B - SECTION II
                            EXCEPTIONS FROM COVERAGE

Any policy we issue will have the following exceptions unless they are taken care of to our satisfaction.

  *6. Subject to subsurface conditions and/or encroachments not disclosed by an instrument of record (fee policy only).

  *7. Subject to possible additional taxes assessed or levied under R.S.54:4-63.1 et seq.

  *8. Taxes, charges and assessments:

             (a)  Tax Search - Ordered, not yet received.

             (b) Assessment Search No. 1043, dated 4/15/93 and continued to 8/8/94, shows: SEE ATTACHED.

  *9. Taxes, charges and assessments:

             (a)  Tax Search - Ordered, not yet received.

             (b) Assessment Search No. 1044, dated 4/15/93 and continued to 8/8/94, shows: SEE ATTACHED.

 *10. Superior Court and US District Court Search dated 8/2/94 shows clear.

  11. Subject to easements as set forth in Deed Book 1901, Page 997.

      The improvements are not located on the easements and the easements will not interfere with the use and occupancy of property for commercial purposes.

  12. Subject to easements as set forth in Deed Book 2407, Page 590 (affects Lot 14.02, Block 7).

      The improvements are not located on the easements and the easements will not interfere with the use and occupancy of property for commercial purposes.

  13. Right of Way Grants as set forth in Deed Book 2361, Page 46; Book 2436, Page 981 and Book 2656, Page 260.

      The improvements are not located on the right of way grants and the right of way grants will not interfere with the use and occupancy of property for commercial purposes.

  14. Mortgage Book 2197, Page 339 made by Morristown-Chester Plaza Associates, L.P., A New Jersey Limited Partnership, to Morgan Guaranty Trust Company of New York, As Trustee under Declaration of Trust dated 12/9/60 as amended for the Commingled Pension Trust Fund (fixed income mortgages), dated 12/13/85, recorded 12/18/85. Secures 6,000,000.00. Assigned to RPS Realty Trust, a Massachusetts Business Trust, by assignment of Note, Mortgage and Security Agreement and Assignment of Leases dated 06/10/94 recorded 7/14/94 in Book 5556, Page 157.


*Subject to removal by title company.

File No. H116769  Commitment No. H116769, Schedule B - Section II

**15. Assignment of Leases made between Morristown-Chester Plaza Associates L.P.
      (Mortgagor) and Morgan Guaranty Trust Company of New York, As Trustee under Declaration of Trust dated 12/9/60 as amended for the Commingled Pension Trust Fund (fixed income mortgages), dated 12/13/85, recorded 12/18/85 in Book 2197, Page 429. Assigned to RPS Realty Trust, a Massachusetts Business Trust, by assignment of Note, Mortgage and Security Agreement and Assignment of Leases dated 06/10/94 recorded 7/14/94 in Book 5556, Page 157.

**16. Wraparound Mortgage and Security Agreement by Morristown-Chester Plaza
      Associates, L.P., A New Jersey Limited Partnership, to Resources Pension Shares 3, A Massachusetts Business Trust, dated 12/13/85, recorded 12/18/85 in Book 2197, Page 373, to secure $13,000,000.00. See Assignment of Mortgage to RPS Realty Trust in Book 3067, Page 204.

**17. Assignment of Lessor's Interest in Lease by Morristown-Chester Plaza
      Associates, L.P., A New Jersey Limited Partnership (Assignor), in favor of Resources Pension Shares 3, A Massachusetts Business Trust (Assignee), dated 12/13/85, recorded 12/18/85 in Book 2197, Page 442. See Assignment of Lessor's Interest in Lease to RPS Realty Trust in Book 3067, Page 207.

  18. Subject to terms, conditions and easements as set forth in Deed Book 2440, Page 954 and amended by Agreement Amending Deed between Morristown-Chester Plaza Associates, and National Westminster Bank, N.J., dated 1/23/92, recorded 4/20/92 in Deed Book 3576, Page 292.

  19. Subject to Lease between Chester Springs Associates and Superx Drugs Corporation, dated 7/27/78, recorded 9/25/78 in Deed Book 2475, Page 742.

  21. Subject to the rights of the State of New Jersey to limit egress and ingress in and to our premises from New Jersey State Highway Route #206. This Company affirmatively insures ingress and egress to a publicly dedicated street, Route 206.

**22. Subject to U.C.C. Financing Statement #1422056, recorded 10/16/91 vs.
      Morristown-Chester Plaza Associates, L.P. with address at: 1776 Broadway, New York, New York, Debtor. Assigned to RPS Realty Trust, a Massachusetts Business Trust by U.C.C.-3, dated 6/10/94, recorded 7/29/94.

  23. General Property Key Map by New Jersey State Highway Dept. filed 2/21/30 as Map No. 867-D shows the following affecting the premises in question: A right to discharge water 18" C.I. pipe.

      The improvements are not located on the rights and the rights will not interfere with the use and occupancy of property for commercial purposes.

  24. Subject to rights of unrecorded tenancies and parties in possession, as shown on rent roll.


**Subject to removal by satisfaction at closing.

File No. H116769  Commitment No. H116769, Schedule B - Section II

  25. Survey made by Robert C. Edwards Associates, Inc., dated 10/8/85 and updated to 10/23/85, as to Lots 13 and 13.01 in Block 7 on Tax Map, shows:

      Curbing extending over northwesterly line onto Route 206; utility poles located within our premises; curbing extending over northerly line onto Maple Avenue; possible mislocation of chain link fences along easterly and southerly lines of our premises; fuel filler and propane tank extending over southerly line onto adjoining owners premises; curbing extending over southerly line onto our premises from adjoining owner; wood rail fence extending over southerly line onto adjoining owners premises; overhead wires crossing northwesterly line of our premises to Route 206; easement to Roxbury State Bank in Deed Book 2440, page 954 at page 958; easement to N.J. P&L Co. right of way in Deed Book 1901, page 997; 10 foot wide gas easement in Deed Book 2656, page 261; underground right of way to J.C.P&L in Deed Book 2361, page 46; N.J. Bell right of way agreement in Deed Book 2436, page 981; transformer located within our premises; nonexclusive perpetual easement to Chester Springs Shopping Center Schedule A Deed Book 2440, page 957; right to discharge water easement along westerly line of our premises; possible overlap area along easterly line within fence area a small triangle area along easterly line of Lot 13.01 in Block 7 as shown on Survey and set forth in Deed Book 2298, page 963.

  26. Survey made by Associated Consultants, Land Surveyors dated 11/15/85 and revised to 7/17/86, as to Lot 14.02 in Block 7 on Tax Map, shows:

      48" RCP extending over easterly line; RCP extending over and outside southerly line onto adjoining owners premises; existing ditch extending outside westerly and southerly lines of our premises; 25 foot wide drainage easement along easterly line; 20 foot wide drainage easement along southerly line; existing sidewalk extending onto our premises from adjoining owner.

                                  EXHIBIT "C"

                        DESCRIPTION OF EXISTING MORTGAGE

                              CHESTER PLAZA SHOPS

Commonwealth Land Title Insurance Company
File No. H116769, dated July 10, 1994

         The property is currently subject to the following Mortgages listed as items on Schedule B-2 of the above-referenced title commitment:


                 14 and 16

                                  EXHIBIT "D"

                   TENANT ALLOWANCES AND TENANT IMPROVEMENTS

                              CHESTER PLAZA SHOPS



         All tenant allowances and tenant improvements required to be made by landlord under leases entered into prior to 1/1/95 will be paid or completed, as the case may be, by Owner prior to closing. As of the date of the execution of this Agreement, there are no outstanding tenant allowances or tenant improvement obligations required under leases entered into after 1/1/95.

                                  EXHIBIT "E"

                        RENT ROLL AND SCHEDULE OF LEASES

                              CHESTER PLAZA SHOPS



         See attached.

2/23/95                             J.D. Branmaur                       11:11 am

User:  MANAGER              Activity Reconciliation Report              Page:  1

Property:  CHESTER PLAZA SHOPS        1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER


Unit Ref.                                    Beginning  Charges and   Payments and   Payment   Ending     Deposits /
Number      Suite       Name/Description     Balance    Adjustments   Adjustments      Date    Balance    Lease Term
- ---------   -----   -----------------------  ---------  -----------   ------------   -------   -------   -----------
 141        141     BURGER KING #1796                                                                      10,358.00
                                                                                                          1/01/77
              CAM   COMMON AREA MAINTENANCE       0.00       600.38         600.38    1/09/95     0.00   12/31/97
              RNT   MONTHLY RENT                  0.00     6,666.67       6,666.67    1/09/95     0.00
              RET   REAL ESTATE TAXES             0.00     1,869.36       1,869.36    1/09/95     0.00
                                                  ----     --------       --------                ----
                                                  0.00     9,136.41       9,136.41                0.00

 143        143     PARCEL PLUS, INC.                                                                       2,666.67
                                                                                                         11/01/93
              CAM   COMMON AREA MAINTENANCE       0.00       264.38         264.38    1/09/95     0.00   10/31/98
              RNT   MONTHLY RENT                  0.00     1,273.33       1,273.33    1/09/95     0.00
              RET   REAL ESTATE TAXES             0.00       147.22         147.22    1/09/95     0.00
                                                  ----     --------       --------                ----
                                                  0.00     1,684.93       1,684.93                0.00

 145        145     CHESTER APPLIANCES                                                                          0.00
                                                                                                          5/06/91
              CAM   COMMON AREA MAINTENANCE       0.00       575.02         575.02    1/05/95     0.00   10/31/96
              RNT   MONTHLY RENT                  0.00     2,187.50       2,187.50    1/05/95     0.00
              RET   REAL ESTATE TAXES             0.00       322.04         322.04    1/05/95     0.00
                                                  ----     --------       --------                ----
                                                  0.00     3,084.56       3,084.56                0.00

 147        147     SHUTTERBUG ED'S                                                                         1,584.38
                                                                                                          1/01/94
              CAM   COMMON AREA MAINTENANCE       0.00       375.76         375.76    1/11/95     0.00   12/31/98
              RNT   MONTHLY RENT                  0.00     1,797.69       1,797.69    1/11/95     0.00
              RET   REAL ESTATE TAXES             0.00       257.13         257.13    1/11/95     0.00
                                                  ----     --------       --------                ----
                                                  0.00     2,430.58       2,430.58                0.00

 149        149     ADAM'S PET SAFARI                                                                       2,325.00
                                                                                                          6/13/92
              CAM   COMMON AREA MAINTENANCE     310.00       310.00         310.00    1/05/95     0.00   12/12/97
              RNT   MONTHLY RENT              2,325.00     2,325.00       2,325.00    1/05/95     0.00
              RET   REAL ESTATE TAXES           342.29       342.29         342.29    1/05/95     0.00
                                              --------     --------       --------                ----
                                              2,977.29     2,977.29       2,977.29                0.00

 151        151     SNEAKER BARN                                                                            6,650.00
                                                                                                         11/01/89
              CAM   COMMON AREA MAINTENANCE       0.00       462.67         462.67    1/19/95     0.00   10/31/94
              RNT   MONTHLY RENT                  0.00     2,216.67       2,216.67    1/19/95     0.00
              RET   REAL ESTATE TAXES             0.00       257.64         257.64    1/19/95     0.00


2/23/95                             J.D. Branmaur                       11:11 am

User: MANAGER               Activity Reconciliation Report             Page:   2

Property : CHESTER PLAZA SHOPS     1/01/95 - 1/31/95
     1     ONE WOODBRIDGE CENTER


Unit Ref.                                      Beginning  Charges and  Payments and  Payment  Ending   Deposits /
 Number     Suite        Name/Description      Balance    Adjustments  Adjustments    Date    Balance  Lease Term
- ---------  -------  -------------------------  ---------  -----------  ------------  -------  -------  ----------
                                               ---------  -----------  ------------           -------
                                                    0.00     2,936.98      2,936.98              0.00

  153      153      COFFEE CLUB                                                                          4,218.75
                                                                                                       10/01/85
               RNT  MONTHLY RENT                1,875.38     1,875.38      3,750.76  1/26/95     0.00   9/30/95
               RET  REAL ESTATE TAXES             197.73       197.73        395.46  1/26/95     0.00
                                               ---------  -----------  ------------           -------
                                                2,073.11     2,073.11      4,146.22              0.00

  155      155      HAIR BY CROSSTOWN & CO.                                                              3,375.00
                                                                                                        3/01/92
               CAM  COMMON AREA MAINTENANCE         0.00       288.95       288.95   1/26/95     0.00   2/28/99
               RNT  MONTHLY RENT                    0.00     1,875.00     1,875.00   1/26/95     0.00
               RET  REAL ESTATE TAXES               0.00       197.73       197.73   1/26/95     0.00
                                               ---------  -----------  -----------            -------
                                                    0.00     2,361.68     2,361.68               0.00

  157      157      COBBLERS WORKSHOP                                                                    5,625.00
                                                                                                       11/01/93
               CAM  COMMON AREA MAINTENANCE         0.00       288.95       288.95   1/05/95     0.00  10/31/98
               RNT  MONTHLY RENT                    0.00     1,875.00     1,875.00   1/05/95     0.00
               RET  REAL ESTATE TAXES               0.00       197.73       197.73   1/05/95     0.00
                                               ---------  -----------  -----------            -------
                                                    0.00     2,361.68     2,361.68               0.00

  159      159      RAINBOW TRAVEL                                                                           0.00
                                                                                                       11/01/93
               CAM  COMMON AREA MAINTENANCE         0.00       404.53       404.53   1/03/95     0.00  10/31/98
               RNT  MONTHLY RENT                    0.00     1,126.42     1,126.42   1/03/95     0.00
               RET  REAL ESTATE TAXES               0.00       276.82       276.82   1/03/95     0.00
                                               ---------  -----------  -----------            -------
                                                    0.00     1,807.77     1,807.77               0.00

  163      163      FAR ANGUIS ABRISHAMIAN                                                                   0.00

               RNT  MONTHLY RENT                    0.00       500.00       500.00   1/09/95     0.00
                                               ---------  -----------  -----------            -------
                                                    0.00       500.00       500.00               0.00

  165      165      AMERICAN TIRE & AUTO CARE                                                            1,794.42
                                                                                                       10/01/93
               CAM  COMMON AREA MAINTENANCE         0.00     1,390.00     1,390.00   1/23/95     0.00   9/30/98
               RNT  MONTHLY RENT                    0.00     5,415.00     5,415.00   1/23/95     0.00
               RET  REAL ESTATE TAXES               0.00       951.73       951.73   1/23/95     0.00


2/23/95                           J.D. Branmaur                        11:11 am

User: MANAGER             Activity Reconciliation Report              Page:   3

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                     Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite       Name / Description    Balance    Adjustments  Adjustments     Date      Balance     Lease Term
- ---------  -------  ----------------------    ---------  -----------  ------------   -------   ---------   -------------
                                              ---------    ---------     ---------             ---------
                                                   0.00     7,756.73      7,756.73                  0.00

  167      167      HO-HO KITCHEN                                                                               3,225.00
                                                                                                            10/23/78
               CAM  COMMON AREA MAINTENANCE        0.00       355.26        355.26   1/09/95        0.00     6/30/99
               RNT  MONTHLY RENT                   0.00     1,244.17      1,244.17   1/09/95        0.00
               RET  REAL ESTATE TAXES              0.00       197.83        197.83   1/09/95        0.00
                                              ---------    ---------     ---------             ---------
                                                   0.00     1,797.26      1,797.26                  0.00

  169      169      CHESTER TWIN CINEMA                                                                         5,000.00
                                                                                                             9/01/93
               RNT  MONTHLY RENT               6,000.00     2,500.00      1,500.00   1/11/95    7,000.00     6/01/96
                                              ---------    ---------     ---------             ---------
                                               6,000.00     2,500.00      1,500.00              7,000.00

  171      171      CHO'S TAE KWON DO                                                                           3,000.00
                                                                                                             1/01/94
               RNT  MONTHLY RENT                   0.00     2,500.00      2,500.00   1/03/95        0.00
                                              ---------    ---------     ---------             ---------
                                                   0.00     2,500.00      2,500.00                  0.00

  173      173      SOUND-A RAMA                                                                                    0.00
                                                                                                            10/15/93
               CAM  COMMON AREA MAINTENANCE    1,962.27       173.37         90.38   1/09/95    2,045.26     3/31/01
               RNT  MONTHLY RENT               5,649.42     1,125.00      1,290.98   1/09/95    5,483.44
               NSF  NSF FEE                       40.00         0.00          0.00                 40.00
               RET  REAL ESTATE TAXES          2,672.71       118.64        118.64   1/09/95    2,672.71
                                              ---------    ---------     ---------             ---------
                                              10,324.40     1,417.01      1,500.00             10,241.41

  177      177      EXCELLENCE IN EXERCISE                                                                      9,713.33
                                                                                                            10/01/91
               CAM  COMMON AREA MAINTENANCE        0.00     3,924.60      3,924.60   1/19/95        0.00     9/30/01
               RNT  MONTHLY RENT                   0.00     7,079.29      7,079.29   1/19/95        0.00
               RET  REAL ESTATE TAXES              0.00     2,198.00      2,198.00   1/19/95        0.00
                                              ---------    ---------     ---------             ---------
                                                   0.00    13,201.89     13,201.89                  0.00

  179      179      FASHION BUG #133                                                                                0.00
                                                                                                             3/21/79
               CAM  COMMON AREA MAINTENANCE        0.00     2,414.31      2,414.31   1/11/95        0.00     3/20/99
               RNT  MONTHLY RENT                   0.00     3,737.00      3,737.00   1/11/95        0.00
               RET  REAL ESTATE TAXES              0.00     1,652.13      1,652.13   1/11/95        0.00


2/23/95                           J.D. Branmaur                        11:12 am

User: MANAGER             Activity Reconciliation Report              Page:   4

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                       Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite      Name/Description          Balance   Adjustments   Adjustments     Date     Balance     Lease Term
- ---------  -------  ----------------------      ---------  -----------  ------------   -------   ---------   -------------
                                                ---------    ---------     ---------             ---------
                                                     0.00     7,803.44      7,803.44                  0.00

  181      181      LINENS'N THINGS #107                                                                              0.00
                                                                                                               4/29/78
               CAM  COMMON AREA MAINTENANCE        155.32     1,255.44      1,255.44   1/03/95      155.32     1/31/95
               RNT  MONTHLY RENT                     0.00       668.41        668.41   1/03/95        0.00
               PER  PERCENTAGE RENT                  0.00     5,318.15      5,318.15   1/19/95        0.00
               RET  REAL ESTATE TAXES                0.00       859.11        859.11   1/03/95        0.00
                                                ---------    ---------     ---------             ---------
                                                   155.32     8,101.11      8,101.11                155.32
  183      183      HOOK-SUPERX, INC.                                                                                 0.00
                                                                                                               7/26/79
               CAM  COMMON AREA MAINTENANCE          0.00       228.73        228.73   1/09/95        0.00     7/25/98
               MSC  MISC. CHARGE                  -114.36       114.36          0.00                  0.00
               RNT  MONTHLY RENT                     0.00     4,710.02      4,710.02   1/09/95        0.00
               WS   WATER & SEWER                    0.00       114.37        114.37   1/09/95        0.00
                                                ---------    ---------     ---------             ---------
                                                  -114.36     5,167.48       5,053.12                 0.00

  185      185      D.E. JONES, INC.                                                                                  0.00
                                                                                                               2/18/93
               CAM  COMMON AREA MAINTENANCE          0.00     1,472.00      1,472.00   1/05/95        0.00     3/30/98
               RNT  MONTHLY RENT                     0.00     4,906.67      4,906.67   1/05/95        0.00
               RET  REAL ESTATE TAXES                0.00     1,083.54      1,083.54   1/05/95        0.00
                                                ---------    ---------     ---------             ---------
                                                     0.00     7,462.21      7,462.21                  0.00

  187      187      RICKEL HOME CENTERS                                                                               0.00
                                                                                                               5/12/77
               RNT  MONTHLY RENT                     0.00     3,750.19      3,750.19   1/09/95        0.00     1/31/98
               PER  PERCENTAGE RENT                  0.00       956.44        956.44   1/09/95        0.00
                                                ---------    ---------     ---------             ---------
                                                     0.00     4,706.63      4,706.63                  0.00

  189      189      LAKELAND SAVINGS BANK                                                                             0.00
                                                                                                               6/18/77
               CAM  COMMON AREA MAINTENANCE          0.00       667.79        667.79   1/09/95        0.00     6/16/02
               RNT  MONTHLY RENT                     0.00     2,680.13      2,680.13   1/09/95        0.00
               RET  REAL ESTATE TAXES                0.00       456.97        456.97   1/09/95        0.00
                                                ---------    ---------     ---------             ---------
                                                     0.00     3,804.89      3,804.89                  0.00

  191      191      SCOTTO'S PIZZA/JOSEPH SICA                                                                   13,000.00

2/23/95                           J.D. Branmaur                        11:12 am

User: MANAGER             Activity Reconciliation Report              Page:   5

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                              Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite         Name/Description             Balance    Adjustments  Adjustments     Date      Balance     Lease Term
- ---------  -------  ----------------------             ---------  -----------  ------------   -------   ---------   -------------

                                                                                                                      4/28/77
               CAM  COMMON AREA MAINTENANCE                 0.00       859.23        859,23   1/09/95        0.00     4/30/97
               RNT  MONTHLY RENT                            0.00     3,900.00      3,900.00   1/09/95        0.00
               RET  REAL ESTATE TAXES                       0.00       478.47        478.47   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     5,237.70      5,237.70                  0.00

  193      193      R.J. MARS                                                                                            5,200.00
                                                                                                                      4/21/77
               CAM  COMMON AREA MAINTENANCE                 0.00     3,261.75      3,261.75   1/09/95        0.00     8/31/96
               RNT  MONTHLY RENT                            0.00    12,217.40     12,217.40   1/09/95        0.00
               WS   WATER & SEWER                           0.00       579.90        579.90   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00    16,059.05     16,059.05                  0.00
  195      195      SHOP-RITERX, INC                                                                                         0.00
                                                                                                                     11/17/76
               CAM  COMMON AREA MAINTENANCE                 0.00     1,764.36      1,764.36   1/13/95        0.00     1/16/97
               RNT  MONTHLY RENT                       14,782.26    27,441.50      9,250.00             32,973.76
               RET  REAL ESTATE TAXES                       0.00     6,254.55      6,254.55   1/13/95        0.00
               WS   WATER & SEWER                           0.00     1,743.43      1,743.43   1/13/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                       14,782.26    37,203.84     19,012.34             32,973.76

  197      197      PAYLESS SHOESOURCE, INC. #4845                                                                           0.00
                                                                                                                     10/28/93
               CAM  COMMON AREA MAINTENANCE                 0.00       880.00        880.00   1/09/95        0.00    10/27/03
               INS  INSURANCE                               0.00        90.00         90.00   1/09/95        0.00
               RNT  MONTHLY RENT                            0.00     4,400.00      4,400.00   1/09/95        0.00
               RET  REAL ESTATE TAXES                       0.00       612.50        612.50   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     5,982.50      5,982.50                  0.00

  199      199      TCBY                                                                                                 3,480.00
                                                                                                                      3/01/92
               CAM  COMMON AREA MAINTENANCE                 0.00       654.34        654.34   1/09/95        0.00     2/28/97
               RNT  MONTHLY RENT                            0.00     3,300.00      2,004.39   1/09/95    1,295.61
               RET  REAL ESTATE TAXES                       0.00       364.37        364.37   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     4,318.71      3,023.10              1,295.61

  201      201      HEALTH SHOPPE                                                                                        1,512.50
                                                                                                                      8/20/77
               CAM  COMMON AREA MAINTENANCE                 0.00       423.79        423.79   1/09/95        0.00     7/31/02
               RNT  MONTHLY RENT                            0.00     2,062.50      2,062.50   1/09/95        0.00

2/23/95                           J.D. Branmaur                        11:12 am

User: MANAGER             Activity Reconciliation Report              Page:   6

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                              Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite       Name / Description             Balance    Adjustments  Adjustments     Date      Balance     Lease Term
- ---------  -------  ----------------------             ---------  -----------  ------------   -------   ---------   -------------

               RET  REAL ESTATE TAXES                       0.00       290.00        290.00   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     2,776.29      2,776.29                  0.00


  203      203      OPTICAL CONCEPTS                                                                                     4,655.00
                                                                                                                      6/01/84
               CAM  COMMON AREA MAINTENANCE                 0.00       423.79        423.79   1/05/95        0.00     6/30/02
               RNT  MONTHLY RENT                            0.00     2,613.88      2,613.88   1/05/95        0.00
               RET  REAL ESTATE TAXES                       0.00       290.00        290.00   1/05/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     3,327.67      3,327.67                  0.00

  205      205      CLARK'S HALLMARK SHOP                                                                                5,500.00
                                                                                                                     11/05/76
               CAM  COMMON AREA MAINTENANCE                 0.00     1,454.09      1,454.09   1/09/95        0.00    12/31/02
               RNT  MONTHLY RENT                            0.00     5,500.00      5,500.00   1/09/95        0.00
               RET  REAL ESTATE TAXES                       0.00       809.71        809.71   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     7,763.80      7,763.80                  0.00

  207      207      SHOE TOWN #165                                                                                           0.00
                                                                                                                      3/01/77
               CAM  COMMON AREA MAINTENANCE                 0.00     1,089.37      1,089.37   1/19/95        0.00     5/31/97
               RNT  MONTHLY RENT                            0.00     2,566.67      2,566.67   1/19/95        0.00
               RET  REAL ESTATE TAXES                       0.00       773.34        773.34   1/19/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     4,429.38      4,429.38                  0.00

  209      209      HUDSON CITY SAVINGS BANK                                                                                 0.00
                                                                                                                      3/26/92
               CAM  COMMON AREA MAINTENANCE                 0.00       903.60        903.60   1/03/95        0.00     3/31/02
               RNT  MONTHLY RENT                            0.00     3,437.50      3,437.50   1/03/95        0.00
               RET  REAL ESTATE TAXES                       0.00       506.07        506.07   1/03/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     4,847.17      4,847.17                  0.00

  211      211      HAIR TREK OF CHESTER, INC.                                                                           1,500.00
                                                                                                                      9/04/92
               CAM  COMMON AREA MAINTENANCE                 0.00       344.75        344.75   1/09/95        0.00     9/03/97
               RNT  MONTHLY RENT                            0.00     1,500.00      1,500.00   1/09/95        0.00
               RET  REAL ESTATE TAXES                       0.00       193.23        193.23   1/09/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     2,037.98      2,037.98                  0.00

  213      213      ENCORE BOOKS #8202                                                                                       0.00


2/23/95                           J.D. Branmaur                        11:16 am

User: MANAGER             Activity Reconciliation Report              Page:   7

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                              Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite      Name/Description                 Balance   Adjustments   Adjustments     Date     Balance     Lease Term
- ---------  -------  ----------------------             ---------  -----------  ------------   -------   ---------   -------------

                                                                                                                     12/09/85
               CAM  COMMON AREA MAINTENANCE                 0.00       847.58        847.58   1/11/95        0.00    12/08/95
               RNT  MONTHLY RENT                            0.00     3,850.00      3,850.00   1/11/95        0.00
               RET  REAL ESTATE TAXES                       0.00       580.00        580.00   1/11/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     5,277.58      5,277.58                  0.00

  215      215      CHESTER HILL MEN'S CLOTHIERS                                                                         2,933.33
                                                                                                                      6/01/92
               CAM  COMMON AREA MAINTENANCE               567.05       567.05        567.05   1/09/95      567.05     6/30/97
               INT  INTEREST                              248.59         0.00          0.00                248.59
               LAT  LATE CHARGE                         1,940.60         0.00          0.00              1,940.60
               RNT  MONTHLY RENT                        2,933.33     2,933.33      2,933.33   1/09/95    2,933.33
               RET  REAL ESTATE TAXES                     386.67       386.67        386.67   1/09/95      386.67
                                                       ---------    ---------     ---------             ---------
                                                        6,076.24     3,887.05      3,887.05              6,076.24

  217      217      DRESS BARN, INC.                                                                                         0.00
                                                                                                                      8/31/89
               CAM  COMMON AREA MAINTENANCE                 0.00     1,090.57      1,090.57   1/11/95        0.00     1/31/00
               RNT  MONTHLY RENT                            0.00     4,400.00      4,400.00   1/11/95        0.00
               RET  REAL ESTATE TAXES                       0.00       607.28        607,28   1/11/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     6,097.85      6,097.85                  0.00

  219      219      COUNTRY KITCHEN/GIOVANNI GROB                                                                        5,000.00
                                                                                                                      3/01/93
               CAM  COMMON AREA MAINTENANCE                 0.00       660.95        660.95   1/11/95        0.00    12/31/94
               RNT  MONTHLY RENT                            0.00     2,500.00      2,500.00   1/11/95        0.00
               RET  REAL ESTATE TAXES                       0.00       368.05        368.05   1/11/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     3,529.00      3,529.00                  0.00

  221      221      RUGS, TILES & WOOD INC.                                                                                  0.00
                                                                                                                      3/01/91
               CAM  COMMON AREA MAINTENANCE                 0.00       495.72        495.72   1/19/95        0.00    12/31/96
               RNT  MONTHLY RENT                            0.00     1,875.00      1,875.00   1/19/95        0.00
               RET  REAL ESTATE TAXES                       0.00       276.04        276.04   1/19/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     2,646.76      2,646.76                  0.00

  223      223      CHRISTINA BEDDING                                                                                    1,750.00
                                                                                                                      9/09/93
               CAM  COMMON AREA MAINTENANCE                 0.00       385.26        385.26   1/11/95        0.00     9/08/98
               RNT  MONTHLY RENT                            0.00     2,375.00      2,375.00   1/11/95        0.00


2/23/95                           J.D. Branmaur                        11:16 am

User: MANAGER             Activity Reconciliation Report              Page:   8

Property : CHESTER PLAZA SHOPS       1/01/95  -  1/31/95
     1     ONE WOODBRIDGE CENTER



Unit Ref.                                              Beginning  Charges and  Payments and   Payment    Ending      Deposits /
 Number     Suite         Name/Description             Balance    Adjustments  Adjustments     Date      Balance     Lease Term
- ---------  -------  ----------------------             ---------  -----------  ------------   -------   ---------   -------------

               RET  REAL ESTATE TAXES                       0.00       263.64        263.64   1/11/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     3,023.90      3,023.90                  0.00


  225      225      VILLAGE VIDEO                                                                                        7,500.00
                                                                                                                     11/15/93
               CAM  COMMON AREA MAINTENANCE                 0.00       991.42        991.42   1/19/95        0.00    11/14/98
               RNT  MONTHLY RENT                            0.00     3,750.00      3,750.00   1/19/95        0.00
               RET  REAL ESTATE TAXES                       0.00       552.07        552.70   1/19/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     5,293.49      5,293.49                  0.00

  227      227      RADIO SHACK #2289                                                                                        0.00
                                                                                                                     11/18/76
               CAM  COMMON AREA MAINTENANCE                 0.00       372.59        372.59   1/05/95        0.00    12/31/01
               MSC  MISC. CHARGE                           -0.04         0.00          0.00                 -0.04
               RNT  MONTHLY RENT                            0.00     2,250.00      2,250.00   1/05/95        0.00
               OCR  Payment to Open Credit                 -0.01         0.00          0.01   1/05/95       -0.02
               RET  REAL ESTATE TAXES                       0.00       331.25        331.25   1/05/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                           -0.05     2,953.84      2,953.85                 -0.06

  229      229      TREZAR FINE JEWELRY                                                                                  4,800.00
                                                                                                                      2/01/77
               CAM  COMMON AREA MAINTENANCE                 0.00       594.85        594.85   1/05/95        0.00    12/31/96
               RNT  MONTHLY RENT                            0.00     2,700.00      2,700.00   1/05/95        0.00
               RET  REAL ESTATE TAXES                       0.00       331.25        331.25   1/05/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     3,626.10      3,626.10                  0.00

  231      231      CHESTER CLEANERS                                                                                         0.00
                                                                                                                      8/24/77
               CAM  COMMON AREA MAINTENANCE                 0.00       462.32        462.32   1/11/95        0.00     4/30/98
               RNT  MONTHLY RENT                            0.00     2,175.00      2,175.00   1/11/95        0.00
               RET  REAL ESTATE TAXES                       0.00       316.37        316.37   1/11/95        0.00
                                                       ---------    ---------     ---------             ---------
                                                            0.00     2,953.69      2,953.69                  0.00

  233      233      BAGEL CONNECTIONS                                                                                    2,025.00
                                                                                                                      1/01/91
               CAM  COMMON AREA MAINTENANCE               281.26       281.25        562.52   1/19/95                12/31/96
                                                                                    -281.26N  1/12/95      281.25
               LAT  Late Charge                             0.00       144.05          0.00                144.05
               RNT  MONTHLY RENT                        2,362.50     2,362.50      4,725.00   1/19/95
                                                                                  -2,362.50N  1/12/95    2,362.50




2/23/95                          J.D. Branmaur                          11:16 am

User: MANAGER           Activity Reconciliation Report                 Page:   9

Property : CHESTER PLAZA SHOPS  1/01/95 - 1/31/95
     1     ONE WOODBRIDGE CENTER


Unit Ref.                                      Beginning  Charges and  Payments and   Payment  Ending    Deposits /
 Number     Suite        Name/Description      Balance    Adjustments  Adjustments     Date    Balance   Lease Term
- ---------  -------  -------------------------  ---------  -----------  ------------   -------  --------  ----------
               NSF  NSF FEE                         0.00        20.00          0.00              20.00
               RET  REAL ESTATE TAXES             237.27       237.27N       474.54   1/19/95
                                                                            -237.27N  1/12/95    237.27
                                               ---------  -----------  ------------            --------
                                                2,881.03     3,045.07      2,881.O3            3,045.07

  235      235      SALON DI PARRUCCNIERE                                                                  1,771.89
                                                                                                         3/02/77
               CAM  COMMON AREA MAINTENANCE         0.00       446.16        446.16   1/19/95      0.00  2/28/97
               RNT  MONTHLY RENT                    0.00     2,025.00      2,025.00   1/19/95      0.00
               RET  REAL ESTATE TAXES               0.00       248.43        248.43   1/19/95      0.00
                                               ---------  -----------  ------------            --------
                                                    0.00     2,719.59      2,719.59                0.00

  237      237      VENEZIA RISTORANTE, INC.                                                               3,967.00
                                                                                                         2/01/93
               CAM  COMMON AREA MAINTENANCE         0.00       460.02        460.02   1/03/95      0.00  1/31/98
               RNT  MONTHLY RENT                    0.00     2,082.50      2,082.50   1/03/95      0.00
               RET  REAL ESTATE TAXES               0.00       257.64        257.64   1/03/95      0.00
                                               ---------  -----------  ------------            --------
                                                    0.00     2,800.16      2,800.16                0.00

  239      239      SALSA'S                                                                                2,310.00
                                                                                                         2/21/94
               CAM  COMMON AREA MAINTENANCE       508.93       508.93        508.93   1/19/95    508.93  2/21/99
               LAT  Late Charge                   312.24       156.12          0.00              468.36
               MSC  MISC. CHARGE                   20.04         0.00          0.00               20.04
               RNT  MONTHLY RENT                2,310.00     2,310.00      2,310.00   1/19/95  2,310.00
               RET  REAL ESTATE TAXES             283.40       283.40        283.40   1/19/95    283.40
                                               ---------  -----------  ------------            --------
                                                3,434.61     3,258.45      3,102.33            3,590.73

2/23/95                                J.D. Branmaur                    11:16 am

User: MANAGER                   Activity Reconciliation Report         Page:  10

Property : CHESTER PLAZA SHOPS        1/01/95 - 1/31/95
     1     ONE WOODBRIDGE CENTER



UNIT REF.                                        BEGINNING   CHARGES AND  PAYMENTS AND   PAYMENT     ENDING    DEPOSITS /
 NUMBER         SUITE   NAME/DESCRIPTION          BALANCE    ADJUSTMENTS  ADJUSTMENTS     DATE      BALANCE    LEASE TERM
- ---------       -----   ----------------         ---------   -----------  ------------   -------    -------    ----------
P R O P E R T Y  T O T A L S :                                                                                 126,440.27
                 CAM    COMMON AREA MAINTENANCE   3,784.83    35,675.88    35,592.90                3,867.81
                 INS    INSURANCE                     0.00        90.00        90.00                    0.00
                 INT    INTEREST                    248.59         0.00         0.00                  248.59
                 LAT    Late Charge               2,252.84       300.17         0.00                2,553.01
                 MSC    MISC. CHARGE                -94.36       114.36         0.00                   20.00
                 RNT    MONTHLY RENT             38,237.89   170,562.32   152,116.57               56,683.64
                 NSF    NSF FEE                      40.00        20.00         0.00                   60.00
                 PER    PERCENTAGE RENT               0.00     6,274.59     6,274.59                    0.00
                 OCR    Payment to Open Credit       -0.01         0.00         0.01                   -0.02
                 RET    REAL ESTATE TAXES         4,120.07    27,195.24    27,392.97                3,922.34
                 WS     WATER & SEWER                 0.00     2,437.70     2,437.70                    0.00
                                                 ---------   ----------   ----------               ---------
                                                 48,589.85   242,670.26   223,904.74               67,355.37

CHESTER PLAZA SHOPS LEASE DOCUMENTS
- -----------------------------------
Adam's Pet Safari
- -----------------

         1.      Lease, dated 3/17/92
                 Percentage Rent:                           None
                 Options:                                   1 Five-Year option

American Tire and Auto Care
- ---------------------------

         1.      Lease, dated 10/18/93
                 Percentage Rent:                           3% of Gross Sales in excess of $1,650,000
                 Options:                                   2 Five-Year options
         2.      Guaranty

Bagel Connection, Inc.
- ----------------------

         1.      Lease, dated 11/8/90
                 Percentage Rent:                           6% of Gross Sales in excess of $600,000
                 Options:                                   1 Five-Year option
         2.      Guaranty

Burger King
- -----------

         1.      Lease, dated 3/29/76
                 Percentage Rent:                           8% of Gross Sales in excess of $1,000,000
                 Options:                                   4 terms of Five Years
         2.      First Amendment, dated 8/20/86

Channel (now Rickel Home Center)
- -------

         1.      Settlement Agreement, dated 3/25/81

         2.      Lease, dated 5/19/76
                 Percentage Rent:                           None
                 Options:                                   2 one-year options

Chester Appliance Home Service Center
- -------------------------------------

         1.      Lease, dated 3/6/91
                 Percentage Rent:                           None
                 Options:                                   None
         2.      Guaranty

Chester Cleaners
- ----------------

         1.      Lease Extension Agreement, dated 4/1/93
         2.      Lease, dated 4/29/75
                 Percentage Rent:                           6% of Gross Sales in excess of $181,500
                 Options:                                   None

Chester Hill Men's Clothiers
- ----------------------------

         1.      Lease, dated 2/28/92
                 Percentage Rent:                           None
                 Options:                                   None
         2.      Guaranty, dated 2/21/92

Chester Twin Cinema
- -------------------

         1.      Lease, dated 7/1/93
                 Percentage Rent:                           None
                 Options:                                   None

Cho's Tae Kwon Do/Karate School
- -------------------------------

         1.      Lease, dated 10/15/93) with Douglas Cho
                 Percentage Rent:                           None
                 Options:                                   1 Three-Year option
         2.      Guaranty

Christina Bedding
- -----------------

         1.      Lease Extension Agreement, dated 9/9/93
         2.      Lease, dated 9/9/85
                 Percentage Rent:                           None
                 Options:                                   None
         3.      Guaranty

Clark's Hallmark
- ----------------

         1.      Lease, dated 3/17/92 with Alfred Clark
                 Percentage Rent:                           None
                 Options:                                   None

Cobbler's Workshop
- ------------------

         1.      Lease Amendment, dated 9/21/93 with
                 Anthony Pepe
         2.      Lease, dated 6/14/88, with Anthony Pepe
                 Percentage Rent:                           6% of Gross Sales in excess of $375,000
                 Options:                                   None

Frank Scaltrito, Jr. d/b/a Coffee Club
- --------------------------------------

         1.      Lease, dated 9/24/85
                 Percentage Rent:                           None
                 Options:                                   1 Five-Year
         2.      Guaranty of Andrew Mills, undated
         3.      Assignment of Lease to Frank S.
                  Scaltrito, Jr., dated 9/25/86

Country Kitchen
- ---------------

         1.      Lease, dated 2/25/88, with Giovanni Grob
                 Percentage Rent:                           7% of Gross Sales in excess of $571,430
                 Options:                                   None

Dress Barn
- ----------

         1.      Lease, dated 3/2/89
                 Percentage Rent:                           4% less minimum rent paid
                 Options:                                   None
         2.      Letter Agreement, dated 7/27/94
         3.      Letter Agreement, dated 9/23/94

Encore Books
- ------------

         1.      Lease, dated 10/21/85 with Penn Encore,
                  Inc.
                 Percentage Rent:                           3% less minimum rent paid
                 Option:                                    1 five-year option
         2.      Letter Agreement, dated 12/8/95

Excellence in Exercise
- ----------------------
         1.      Third Amendment, dated (9/16/94)
         2.      First Amendment, dated 9/4/91
         3.      Lease, dated 9/6/86, with Donald Brown
                 Percentage Rent:                           None
                 Options:                                   None

Far Anguis Abrishman Tailor
- ---------------------------


         1.      Lease, dated 8/13/92
                 Percentage Rent:                           None
                 Options:                                   None

Fashion Bug
- -----------

         1.      Lease Amendment, dated 10/12/87
         2.      Lease, dated 12/27/78
                 Percentage Rent:                           4% of Gross Sales in excess of $1,120,500
                 Options:                                   None
         3.      Surety of Lease

Hair by Crosstown
- -----------------

         1.      First Amendment, dated 6/29/92
         2.      Lease, dated 11/7/87
                 Percentage Rent:                           6% of Gross Sales in excess of $412,500
                 Options:                                   None

Hair-Trek of Chester
- --------------------

         1.      First Amendment, dated 3/14/94
         2.      Lease, undated
                 Percentage Rent:                           6% of Gross Sales in excess of $300,000
                 Options:                                   1 Five-Year Option
         3.      Guaranty

Health Shoppe
- -------------

         1.      First Amendment, dated 1/?/92
         2.      Lease, dated 8/20/77 with Herbert and
                  Stephen Shopin
                 Percentage Rent:                           None
                 Option:                                    None

Ho-Ho Kitchen
- -------------

         1.      Assignment of Lease to new owner of
                  business, dated 12/20/94
         2.      First Amendment
         3.      Second Amendment, dated 3/1/91
         4.      Lease, dated 9/24/77
                 Percentage Rent:                           6% of Gross Sales in excess of $130,000
                 Options:                                   None

Hudson City Savings
- -------------------

         1.      Lease, dated as of 10/1/91
                 Percentage Rent:                           None
                 Option:                                    2 Five-Year Options

D.E. Jones, Inc.
- ----------------

         1.      Lease, dated 10/8/92
                 Percentage Rent:                           4% of Gross Sales in excess of $1,324,800
                 Option:                                    2 Five-Year Options

Lakeland Federal S&L
- --------------------

         1.      Assumption and Assignment of Lease,
                  dated 12/24/92
         2.      First Amendment, dated 3/3/92
         3.      Lease, dated 4/4/77
                 Percentage Rent:                           None
                 Options:                                   None
 Linens N. Things
 ----------------

         1.      Lease, dated 3/29/78

                 Percentage Rent:                           4% less minimum rent paid
                 Options:                                   None
         2.      Guaranty

Mars Stores of Chester, Inc. d/b/a Mars Stores
- ----------------------------------------------

         1.      Lease, dated 7/12/76
                 Percentage Rent:                           6% of Gross Sales over $1,170,000
                 Options:                                   None remaining

Kembe Optical, Inc. d/b/a Optical Concepts
- ------------------------------------------

         1.      Lease, dated 1/25/84
                 Percentage Rent:                           6% of Gross Sales over $522,775
                 Options:                                   1 five-year option
         2.      First Amendment, dated 7/21/92

LMPS, Inc. d/b/a Parcel Plus
- ----------------------------

         1.      Lease, dated 9/15/93
                 Percentage Rent:                           None
                 Options:                                   1 five-year
         2.      Guaranty, dated 8/27/93
         3.      Guaranty, dated 8/27/93

Payless ShoeSource d/b/a Payless ShoeSource
- -------------------------------------------

         1.      Lease, dated 10/28/93
                 Percentage Rent:                           5% of Gross Sales over base rent
                 Options:                                   1 five-year option

Tandy Corporation d/b/a Radio Shack
- -----------------------------------

         1.      Lease, dated 3/25/76
                 Percentage Rent:                           None
                 Options:                                   1 five-year option
         2.      Lease Amendment, dated 8/9/91

Rugs, Tiles and Wood, Inc.
- --------------------------

         1.      Assignment of Lease, dated 6/?/94
         2.      Settlement Agreement, dated 5/13/94
         3.      Guaranty, dated 2/15/91
         4.      Amendment to Lease, dated 10/20/93
         5.      Lease, dated 2/15/91, with Marcello
                  Falconetti
                 Percentage Rent:                           6% less minimum rent paid
                 Options:                                   1 Five-Year Option remaining

Rainbow Travel
- --------------

         1.      Lease, dated 4/1/85
                 Percentage Rent:                           None
                 Options:                                   None
         2.      First Amendment, dated 9/13/93

Salon di Parruchier
- -------------------

         1.      Lease, dated 5/13/86
                 Percentage Rent:                           None
                 Options:                                   None
         2.      First Amendment, dated 5/13/86

Brantany Industries, Corp. d/b/a Salsa's
- ----------------------------------------

         1.      Lease, dated 8/24/93

                 Percentage Rent:                           None
                 Options:                                   1 five-year option

Scotto's Pizzeria
- -----------------

         1.      Lease, dated 9/5/86
                 Percentage Rent:                           6% of Gross Sales in excess of %650,000
                 Options:                                   1 Five-Year Option
         2.      Guaranty of Joseph Sica
         3.      Letter Agreement, dated 7/15/92,
                  extending lease

Shoe Town
- ---------

         1.      Lease, dated 3/1/77
                 Percentage Rent:                           3.5% less minimum rent paid
                 Options:                                   None remaining

Shop Rite
- ---------

         1.      Lease, dated 2/19/88
                 Percentage Rent:                           1.25% of Gross Sales in excess of
                                                            $27,500,000 less minimum rent paid PLUS 1%
                                                            of Gross Sales in excess of $27,500,000
                 Options:                                   2 options for ten year renewal terms

Shutterbug Ed's
- ---------------

         1.      Lease, not dated
                 Percentage Rent:                           None
                 Options:                                   None
         2.      Letter Agreement, dated 10/5/93

Sneaker Barn
- ------------

         1.      First Amendment, dated 10/28/94
         2.      Lease, dated 5/23/89
                 Percentage Rent:                           6% less minimum rent paid
                 Options:                                   None

         3.      Assignment of Lessee's Interest, dated
                  1/?/95

Sound-A-Rama
- ------------

         1.      First Amendment
         2.      Lease, dated 3/9/83
                 Percentage Rent:                           5% of Gross Sales in excess of $420,000
                 Options:                                   None

Hook Super-X
- ------------

         1.      Lease, dated 7/27/78
                 Percentage Rent:                           2% of Gross Sales in excess of $2,894,628

TCBY
- ----

         1.      Lease, dated 4/5/89
                 Percentage Rent:                           8% of Gross Sales less minimum rent paid
                 Options:                                   1 Five-Year Option
         2.      Guaranty of Daniel Bradley, dated 4/1/89
         3.      Lease Assignment and Lease Modification
                  Agreement, dated 3/5/92, assigning
                  lease to TCBY

Venezia Restorante, Inc.
- ------------------------

         1.      Lease, dated 2/22/93

                 Percentage Rent:                           6% of Gross Sales over the aggregate of
                                                            minimum rent paid, CAM contributions and
                                                            tax contributions
                 Options:                                   1 five-year option
         2.      Guaranty, dated 2/22/93

Village Video of Chester, Inc. d/b/a Village Video
- --------------------------------------------------

         1.      Lease, dated 10/4/93
                 Percentage Rent:                           None
                 Options:                                   None
         2.      Guaranty, dated 10/4/93

                                  EXHIBIT "F"

              LEASING BROKERAGE COMMISSIONS PAYABLE AFTER CLOSING

                              CHESTER PLAZA SHOPS



         A Leasing Agreement with Hamil Realty expires on July 11, 1996, and is cancellable without cause upon 30 days prior notice. Said agreement shall be cancelled as of closing. As of the date of the execution of this Agreement, there are no outstanding leasing brokerage commissions payable after closing.

                                  EXHIBIT "G"

                         SERVICE AGREEMENTS NOT SUBJECT
                             TO 30 DAY TERMINATION

                              CHESTER PLAZA SHOPS



         1.      ADT Security Systems, dated 8/1/94, expires on 8/1/99.

         2. Killam Management and Operational Services, dated 1994 for operation and maintenance of the wastewater treatment facility.

         3. Toby Barkman Excavating, dated 8/5/94, for snow removal services.

                                  EXHIBIT "H"



         Intentionally omitted.

                                  EXHIBIT "I"

                        PENDING OR THREATENED LITIGATION

                              CHESTER PLAZA SHOPS



         That certain matter brought by the Owner against Men's Clothiers for rent wrongfully withheld. The tenant has asserted a counterclaim based on water damage the tenant suffered, allegedly because of a faulty condition in the roof. Agreement has been reached between the parties as to settlement. The amount in controversy is less than $6,000.

                                  EXHIBIT "J"

                               INSURANCE POLICIES

                              CHESTER PLAZA SHOPS



         See attached.

[LOGO]                  YORK INTERNATIONAL AGENCY, INC.
                         LEVITT FUIRST ASSOCIATES, LTD.
                             COULTER & GRONER INC.

September 6, 1994

Chester Plaza Shops, Inc.
c/o RPS Realty Trust
733 Third Avenue
New York, New York 10017

Attn: Nancy Comerford

RE: Policy # PSV024255 PACKAGE
    Effective July 11, 1994 to March 1, 1995

Dear Nancy,

Enclosed, please find endorsement to the Royal Insurance Company Master Package Policy, adding Chester Springs Shopping Center for all the coverages outlined on our binder previously forwarded.

Briefly, the coverage provided are as follows:

    Building       - $17,000,000 All Risk - Special Form
    Rents          - $ 2,495,000 Replacement Cost
    Flood          - $ 1,000,000 No Co-Insurance
    Earthquake     - $ 1,000,000
    Liability      - $ 1,000,000
    Aggregate      - $ 2,000,000

Endorsements will follow adding the Boiler & Machinery coverages to the Hartford Steam Boiler policy.

Sincerely,


/s/ Joseph Rush
- ----------------------
Joseph Rush





 1 EXECUTIVE BLVD - YONKERS, NEW YORK 10701 - 914-376-2200 - FAX 914-376-2891

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.


                                 POLICY CHANGES
                                                                  Policy Change
                                                                  Number 4

_______________________________________________________________________________
 POLICY NUMBER          POLICY CHANGES     COMPANY
                        EFFECTIVE
 PSV024255              7/11/94            Royal Insurance Company
_______________________________________________________________________________
 NAMED INSURED                              AUTHORIZED REPRESENTATIVE
 RPS Realty Trust                           York International Agency, Inc.
 733 Third Avenue                           6 Executive Plaza
 New York, NY 10017                         Yonkers, NY 10701
                                                                0395700
_______________________________________________________________________________
 COVERAGE PARTS AFFECTED

            Commercial Property  - $15,113 Additional
            Commercial Liability - $26,598 Additional

_______________________________________________________________________________
                                   CHANGES

            The following location is Hereby added to the policy:

            Route 206 at Maple Avenue
            Chester, Morris County, NJ 07790
            K/A Chester Springs Shopping Center

            Buildings $17,000,000
            Rents $2,495,000

            General Liability Class 46607 - 222,000 sq. ft.
                              Class 67635 - 215,000 sq. ft.





_______________________________________________________________________________


                                            ___________________________________
                                            Authorized Representative Signature

IL 12 01 11 85    Copyright, Insurance Services Office, Inc., 1983
                 Copyright, ISO Commercial Risk Services, Inc., 1983       / /

                                  EXHIBIT "K"

                         LIST OF ENVIRONMENTAL REPORTS

                              CHESTER PLAZA SHOPS

         Phase I Environmental Assessment prepared by McLaren/Hart, Project Number 07.0803063.001, dated February 6, 1995, written by Charles S. Phillips.

                                  EXHIBIT "L"

                          LIST OF ENGINEERING REPORTS

                              CHESTER PLAZA SHOPS

         Soil and Materials Engineers, Inc. Engineering Report, dated October 25, 1994, SME Project Number PM-22060.

                                  EXHIBIT "M"

                      FORM OF TENANT ESTOPPEL CERTIFICATE

                              CHESTER PLAZA SHOPS



         See attached.

                                   EXHIBIT M


Ramco-Gershenson Properties, L.P.
27600 Northwestern Highway
Suite 201
Southfield, MI  48034


Gentlemen:

                 [Applicable Ownership Entity] ("Landlord") and the undersigned tenant ("Tenant") have entered into a lease for a portion of the shopping center commonly known as ____________ (the "Shopping Center"). The documents described in Exhibit A constitute a true, correct and complete list of the lease and any amendments, supplements or modifications thereto (collectively, the "Lease"). The Tenant hereby certifies that it is the lessee under the Lease. Tenant understands that Landlord intends to transfer the Shopping Center to Ramco-Gershenson Properties, L.P. ("Transferee"). At the request of Landlord, and with the knowledge that Transferee shall rely on the accuracy of the information contained herein, the undersigned certifies that as of the date hereof:

                 1. Exhibit A contains a true, correct and complete description of the Lease and the Lease has not been cancelled and is in full force and effect.

                 2.       The current monthly minimum rent is $____________.
The Tenant has paid the minimum rent, and Tenant has paid its proportionate share of taxes, common area maintenance charges and other charges due, including without limitation electricity charges under the terms of the Lease, through and including the date of this letter. Tenant has no offsets or claims against the payment of rent or other charges due under the Lease. Landlord has not assumed or agreed to perform any obligation of Tenant or any affiliate thereof under any other lease or other agreement to which Tenant or its affiliates is a party.

                 3.       Tenant is not affiliated with Landlord.

                 4. All improvements to the Premises required by the Lease to be performed by Landlord as of the date hereof have been completed in accordance with the provisions of the Lease and Landlord has paid any sums required to be paid to Tenant therefor. [MODIFY WHERE TI WORK IS IN PROGRESS.]

                 5. To the best knowledge of Tenant as of the date of this certificate, Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, and the undersigned knows of no event which, with notice and the passage of time or both, could result in such a default.

                 6. The Lease term commenced on ______________ and expires on ___________ and there are no options to extend or to renew the term except as specifically set forth in the Lease.

                 7.       No rent has been paid more than one month in advance.

                 8. The amount of the security deposit presently held by Landlord is $___________________.

                 9. Tenant has no right of first refusal to purchase, option to purchase, or other right to purchase the Premises or any part thereof. [ADD EXCEPTIONS WHERE APPROPRIATE TO REFLECT TENANT'S WAIVER OF THE RIGHTS.]

                 10. The undersigned has accepted and is in possession of the Premises.

                 11. The interest of the Tenant under the Lease has not been assigned, and no portion of the Premises has been sublet, except as may be indicated on Exhibit A.

                 12. The person or persons executing this document on behalf of the Tenant have the power and authority to execute this document.

                                                   Very truly yours,

                                                   [TENANT]

                                                   By: __________________
                                                           Name:
                                                           Title:

Dated:  _______________, 1995

                                   SCHEDULE 1

                               PERSONAL PROPERTY

                              CHESTER PLAZA SHOPS



         None.

                                SCHEDULE (H) (2)

                               VIOLATION NOTICES

                              CHESTER PLAZA SHOPS



         As of the date of the execution of this Agreement, there are no outstanding violation notices.

                                SCHEDULE (H) (3)

                         INSURANCE NOTICES FOR REPAIRS

                              CHESTER PLAZA SHOPS



         See attached letter from Royal Insurance, dated June 28, 1994.

                                                     Bldg One

ROYAL INSURANCE                                      72 Eagle Rock Ave
                                                     PO Box 1953
                                                     East Hanover NJ  07936-1953
                                                     Telephone:  201 884-5200





June 29, 1994

Ms. Nancy Comerford
RPS Realty
733 Third Avenue

New York, New York  10017

Dear Nancy,

This letter is to confirm my Loss Control Visit to the Chester Springs Shopping Center on Tuesday, June 28, 1994. Tommy was very helpful and I would like to acknowledge my appreciation for his time and cooperation. The purpose of my visit was to survey the property coverage as well as the Premises liability coverage. Elliot Nir, Royal's Property Specialist, accompanied me on the visit.

During the visit, we were unfortunate to run into a rare situation. It seems that a tree fell on a nearby high-tension wire and all of the power for the shopping center was knocked out. Therefore, a complete survey was not able to be performed and I will most likely come back to survey the various restaurants in the shopping center from a fire protection standpoint.

As a result of my survey with Elliot, the following Recomendations are being submitted.

94-1 Additional emergency lighting units should be installed in the cinemas. Specifically, individual emergency lighting banks should be installed over the remote exits adjacent to the movie screen in both cinemas, as well as one bank of emergency lighting over the main exit in the lobby over the outer movie theater doors.

                  At the time of my survey, I was able to observe the movie theaters, and the larger cinema had no emergency lighting working at all as well as having all of the illuminated exit sign's light bulbs burned out.

Ms. Nancy Comerford
June 29, 1994
Page 2

                  This could cause a traumatic loss of life situation in the event of an evacuation from fire.

94-2 The illuminated exit sign light bulbs in all of your tenants should be working. Please have Tommy make all of the smaller tenants aware of this Recommendation. The illuminated exit sign light bulbs should be inspected for working condition on a monthly basis.

                  In addition, all illuminated exit signs in the movie theater should be working at all times. Since the theater is a place of public assembly, it is crucial that both your illuminated exit signs and emergency lighting work properly in order to provide adequate life safety.

94-3 Sprinkler maintenance efforts should be addressed on a more frequent basis.

                  -      Alarm tests should be conducted on a quarterly basis.

                  - 2-inch drain tests and inspector's test valve tests should be conducted also on a quarterly basis.

94-4 All missing Siamese connection caps should be replaced. Debris can accumulate in the openings of the connection and obstruct the connection from working properly in the event of a fire situation.

94-5 All sprinkler riser rooms should be kept clear of your tenant's storage of product and equipment. Currently, many of the sprinkler riser rooms are difficult to access because of the accumulation of materials.

94-6 The storage of the stock found in the back of the Shop Rite should be kept to within a height of 12 feet from the ground. Currently, the storage stock height was over 13-14 feet in places and given a fire situation, could overpower the existing sprinkler system.

Nancy, would you please respond to me in writing within the next 12 days on your intentions for Recommendation 94-1.

Would you also please respond to me in writing either at that time or within the next 30 days on your intentions for the remaining Recommendations.

Ms. Nancy Comerford
June 29, 1994
Page 3

If you have any questions or concerns, please feel free to call me at Area Code
(201) 884-5161.

Thank you again for your help.

Yours truly,



Aaron Kalisher
Loss Control Representative

AK/bgd:07-06-94

ccs:  York International Agency
          Yonkers, New York  10701

                                SCHEDULE (K) (1)

                            REAL ESTATE TAX APPEALS

                              CHESTER PLAZA SHOPS



         None pending.

                                SCHEDULE (L) (4)

                            SECURITY DEPOSIT CLAIMS

                              CHESTER PLAZA SHOPS



         As of the date of the execution of this Agreement, there are no claims against security deposits.

                                SCHEDULE (L) (5)

         MATERIAL TENANT DEFAULTS; TENANTS OVER 30 DAYS DELINQUENT IN RENT; TENANTS ASSERTING DEFENSES, OFFSETS OR CLAIMS AGAINST RENT OR OTHER LEASE OBLIGATION; REASON TO BELIEVE TENANT OR ANY GUARANTOR IS OR MAY BECOME UNABLE OR UNWILLING TO PERFORM; GUARANTORS RELEASED OR DISCHARGED

                              CHESTER PLAZA SHOPS



         None as of the date of the execution of this Agreement.

                                SCHEDULE (M) (1)

           RIGHTS OF FIRST REFUSAL AND OPTIONS TO PURCHASE OR LEASE;
                               TERMINATION RIGHTS

                              CHESTER PLAZA SHOPS



         Rights granted to mortgagees as set forth in that certain Wraparound Mortgage and Security Agreement, dated December 13, 1985 and recorded at Book 2197, Page 373 in the public records for Morris County, New Jersey, to be satisfied at closing.

                                SCHEDULE (N) (4)



         Intentionally omitted.

                                  SCHEDULE (6)

                              CHESTER PLAZA SHOPS


         The sum of approximately $425,000 pursuant to an existing contract for roof repairs to the premises.